THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURIITES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                Filed Pursuant to Rule 424(B)(2)
                                                      Registration No. 333-50197

                 SUBJECT TO COMPLETION, DATED JANUARY 20, 1999

PROSPECTUS SUPPLEMENT

(To prospectus dated July 21, 1998)

                         6,000,000 PREFERRED SECURITIES

                    LEHMAN BROTHERS HOLDINGS CAPITAL TRUST I

                         % PREFERRED SECURITIES, SERIES I

                (Liquidation amount $25 per preferred security)

    fully and unconditionally guaranteed, to the extent set forth herein, by

                         LEHMAN BROTHERS HOLDINGS INC.

MATURITY DATE   , 2048

DISTRIBUTIONS   Quarterly, beginning March 31,
PAYABLE         1999. May be postponed for up
                to five years, but not past
                the maturity date.

SUBORDINATION   The preferred securities are
                effectively subordinated to
                all senior indebtedness of
                Lehman Brothers Holdings and
                all existing and future
                liabilities of its
                subsidiaries.

LISTING         An application has been filed
                with the New York Stock
                Exchange for listing of the
                preferred securities.

        ISSUER  The trust that is issuing the
                preferred securities will have
                no assets other than junior
                subordinated debentures issued
                by Lehman Brothers Holdings.
                These debentures will have
                essentially the same terms as
                the preferred securities.
                Therefore, the trust can only
                make payments on the preferred
                securities if Lehman Brothers
                Holdings first makes payments
                on the junior subordinated
                debentures.

INVESTING IN THE PREFERRED SECURITIES INVOLVES RISKS. RISK FACTORS BEGIN ON PAGE
                                      S-5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                            ------------------------

                                                                                  PER PREFERRED SECURITY         TOTAL
                                                                                 -------------------------  ---------------
Public offering price..........................................................             $25              $150,000,000
Underwriting commissions to be paid by Lehman Brothers Holdings................             (1)                   (1)
Proceeds to the trust..........................................................             $25              $150,000,000

(1) Underwriting commissions of $         per preferred security (a total of
    $         , or $         if the over-allotment option, described below, is
    exercised in full) will be paid by Lehman Brothers Holdings; except that for sales of preferred securities to certain institutions the underwriting
    commission will be $         .

Lehman Brothers Holdings and the trust have granted the underwriters a 30-day option to purchase up to 900,000 additional preferred securities on the same terms and conditions as set forth above solely to cover over-allotments, if any.

The preferred securities are expected to be ready for delivery in book-entry
form only through The Depository Trust Company on or about January   , 1999.

Lehman Brothers Inc., a wholly-owned subsidiary of Holdings, makes a market in Holdings' securities. It may act as principal or agent in, and this prospectus may be used in connection with, such transactions. Any such sales will be made at varying prices related to prevailing market prices at the time of sale.
                            ------------------------

LEHMAN BROTHERS

         BEAR, STEARNS & CO. INC.

                   A.G. EDWARDS & SONS, INC.

                             PAINEWEBBER INCORPORATED

                                       PRUDENTIAL SECURITIES INCORPORATED

                                                 SALOMON SMITH BARNEY

January   , 1999

                            SUMMARY INFORMATION--Q&A

This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the preferred securities. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the preferred securities, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the preferred securities. You should pay special attention to the "Risk Factors" section beginning on page S-5 of this prospectus supplement to determine whether an investment in the preferred securities is appropriate for you.

For your convenience, there are references throughout this document to specific page numbers where more detailed information on some of the terms and concepts discussed herein can be found.

WHAT IS THE TRUST?

Lehman Brothers Holdings Capital Trust I (the "trust") is a Delaware business trust.

The trust will sell its preferred securities to the public and its common securities to Lehman Brothers Holdings Inc. ("Holdings"). The trust will use the
proceeds from these sales to buy a series of   % Junior Subordinated Deferrable
Interest Debentures due 2048 (the "junior subordinated debentures") from Holdings with the same financial terms as the preferred securities. Holdings will guarantee payments made on the preferred securities to the extent described below.

There are five trustees of the trust. Three of them, the "regular trustees," are officers of Holdings. The Chase Manhattan Bank will act as the "property trustee" of the trust and Chase Manhattan Bank Delaware will act as the "Delaware trustee."

WHAT ARE THE PREFERRED SECURITIES?

Each preferred security represents an undivided beneficial ownership interest in the assets of the trust. Each preferred security will entitle the holders to receive quarterly cash distributions as described below.

WHEN WILL YOU RECEIVE QUARTERLY DISTRIBUTIONS AND HOW MUCH WILL YOU BE PAID?

If you purchase the preferred securities, you will be entitled to receive
cumulative cash distributions at an annual rate of       %. Distributions will
accrue from the date the trust issues the preferred securities and will be paid quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning March 31, 1999, unless they are deferred as described below.

WHEN CAN PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?

Holdings can, on one or more occasions, defer the quarterly interest payments on the junior subordinated debentures for up to 20 consecutive quarters unless the junior subordinated debentures are in default. See page 14 of the accompanying prospectus. In other words, Holdings may declare a five-year interest payment moratorium on the junior subordinated debentures. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures.

If Holdings defers interest payments on the junior subordinated debentures, the trust will also defer distributions on the preferred securities. Any deferred
distributions will accrue additional amounts due at an annual rate of       %
compounded quarterly. Once Holdings pays all deferred interest payments on the junior subordinated debentures, with accrued interest, it can again postpone interest payments on the junior subordinated debentures as described above.

During any period in which Holdings defers interest payments on the junior subordinated debentures, neither Holdings nor any of its subsidiaries will be permitted to do any of the following (with limited exceptions described on page S-15):

- pay a dividend or make any other payment or distribution on Holdings' capital stock;

- redeem, purchase or make a liquidation payment on any of Holdings' capital stock;

- make an interest, principal or premium payment, or repay, repurchase or redeem, any of Holdings' debt securities that rank equal with or junior to the junior subordinated debentures; or

- make any guarantee payment with respect to any guarantee by Holdings of debt securities of any of its subsidiaries, if the guarantee ranks equal to or junior to the junior subordinated debentures.

If Holdings defers payments of interest on the junior subordinated debentures, the junior subordinated debentures will at that time be treated as being issued with original issue discount for United States federal income tax purposes. This means you would be required to accrue interest income with respect to distributions (even if they are deferred) and include such amounts in your gross income for United States federal income tax purposes before you receive any cash distributions relating to such interest payments. See "Certain United States Federal Income Tax Consequences" beginning on page S-18.

WHEN CAN THE TRUST REDEEM THE PREFERRED SECURITIES?

The trust will redeem all of the outstanding preferred securities when the
junior subordinated debentures are paid at maturity on       , 2048. In
addition, if Holdings redeems any junior subordinated debentures before their maturity, the trust will use the cash it receives on the redemption of the junior subordinated debentures to redeem, on a proportionate basis, the preferred securities and the common securities.

Holdings can redeem the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued and unpaid interest:

- in whole or in part on one or more occasions any time on or after       ,
  2004; and

- in whole at any time, if certain changes in tax or investment company laws occur (which are more fully described on page S-11), provided Holdings chooses to redeem within 90 days of the occurrence of such event.

HOW ARE THE PREFERRED SECURITIES GUARANTEED?

Holdings will fully and unconditionally guarantee, to the extent set forth in the accompanying prospectus on pages 21-24:

- amounts due on preferred securities to the extent the trust has funds available for payment of such distributions (the "guarantee"); and

- its obligations under the declaration of trust and the junior subordinated indenture (the document governing the junior subordinated debentures).

The guarantee does not cover payments when the trust does not have sufficient funds to make payments on the preferred securities. In other words, if Holdings does not make a payment on the junior subordinated debentures, the trust will not have sufficient funds to make payments on the preferred securities, and the guarantee will not obligate Holdings to make those payments on the trust's behalf. In addition, Holdings' obligations under the guarantee are subordinate to its obligations under all of its other liabilities.

WHEN COULD THE JUNIOR SUBORDINATED DEBENTURES BE DISTRIBUTED TO YOU?

Holdings can terminate the trust at any time. If Holdings decides to terminate the trust, the trust will redeem the preferred securities by distributing the junior subordinated debentures to holders of the preferred securities and the common securities on a proportionate basis.

WHAT HAPPENS IF THE TRUST IS TERMINATED AND THE JUNIOR SUBORDINATED DEBENTURES ARE NOT DISTRIBUTED?

The trust may also terminate in circumstances where the junior subordinated debentures will not be distributed. In those situations, the trust will pay the liquidation amount of $25 per preferred security plus any accrued but unpaid distributions. The trust will be able to make this distribution of cash only if the junior subordinated debentures are redeemed by Holdings.

WILL THE PREFERRED SECURITIES BE LISTED ON A STOCK EXCHANGE?

An application has been filed with the NYSE for listing of the preferred securities. If listed, trading is expected to commence within 30 days after the preferred securities are first issued. You should be aware that the listing of the preferred securities will not necessarily ensure that a liquid trading market will be available for the preferred securities.

If the trust distributes the junior subordinated debentures, Holdings will use its best efforts to list them on the NYSE or wherever the preferred securities are then listed.

IN WHAT FORM WILL THE PREFERRED SECURITIES BE ISSUED?

The preferred securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company, New York, New York ("DTC") or its nominee. This means that you will not receive a certificate for your preferred securities. See "Book-Entry Issuance" on page S-23 for details.

                                  RISK FACTORS

BEFORE PURCHASING ANY PREFERRED SECURITIES, YOU SHOULD CAREFULLY READ THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND PAY SPECIAL ATTENTION TO THE FOLLOWING RISK FACTORS.

SUBORDINATION

Holdings' obligations under the junior subordinated debentures will be subordinate to all existing and any future senior indebtedness of Holdings. In addition, the junior subordinated debentures will be effectively subordinated to all existing and future obligations of Holdings' subsidiaries. Holdings' obligations under the guarantee are subordinate to all of Holdings' liabilities except other guarantees by Holdings of preferred securities. This means that Holdings cannot make any payments on the junior subordinated debentures or the guarantee if Holdings is in default, in the case of the junior subordinated debentures, on any of its senior indebtedness or, in the case of the guarantee, on any liability of Holdings except a guarantee by Holdings of preferred securities similar to those being offered by the trust. In addition, in the event of the bankruptcy, liquidation or dissolution of Holdings, its assets must be used to pay off its senior obligations in full before any payments may be made on the junior subordinated debentures or the guarantee. Substantially all of Holdings existing indebtedness is senior indebtedness.

The subordinated indenture, the guarantee and the declaration of trust do not limit the ability of Holdings to incur additional senior indebtedness.

The ability of the trust to pay amounts due on the preferred securities is completely dependent upon Holdings' making payments on the junior subordinated debentures when due.

For more information, please see "Description of Debt Securities--Subordinated Debt" and "Description of Guarantees--Status of the Guarantees" on pages 8 and 22, respectively, of the accompanying prospectus.

HOLDINGS' ABILITY TO DEFER DISTRIBUTIONS HAS TAX CONSEQUENCES FOR YOU AND MAY AFFECT THE TRADING PRICE OF THE PREFERRED SECURITIES

As long as the junior subordinated debentures are not in default, Holdings can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarters, but not beyond the maturity date of the junior subordinated debentures. Because interest payments on the junior subordinated debentures fund the distributions on the preferred securities, each such deferral would result in a corresponding deferral of distributions on the preferred securities.

Holdings does not currently intend to defer interest payments on the junior subordinated debentures. However, if it does so in the future, the preferred securities may trade at a price that does not fully reflect the value of the accrued but unpaid distributions.

If you sell preferred securities during a deferral period, you may not receive the same return on your investment as someone who continues to hold the preferred securities. In addition, Holdings' right to defer interest payments on the junior subordinated debentures could mean that the market price for the preferred securities may be more volatile than that of other securities without interest deferral rights.

At the end of any deferral period, Holdings must pay all of the accrued interest on the junior subordinated debentures. Holdings must also pay interest on the
deferred interest payments at an annual rate of   %, compounded quarterly. If
Holdings pays these amounts, it may elect to begin a new deferral period. There is no other limitation on the number of times that Holdings may elect to begin a new deferral period except that no deferral period may extend beyond 20 consecutive quarters or beyond the maturity date of the junior subordinated debentures. See "Certain Terms of the Preferred Securities-- Distributions" and "Certain Terms of the Junior Subordinated Debentures--Option to Defer Interest Payments" on pages S-9 and S-15, respectively.

If Holdings does defer interest payments on the junior subordinated debentures, you will be required to accrue interest income for United

States federal income tax purposes in respect of your proportionate share of the junior subordinated debentures held by the trust even if you normally report income when received. As a result, you must include the accrued interest in your gross income for United States federal income tax purposes prior to your receiving any cash distribution. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Preferred Securities or Redemption of Junior Subordinated Debentures" on pages S-20 and S-21 for more information regarding the tax consequences of purchasing the preferred securities.

THE PREFERRED SECURITIES MAY BE REDEEMED AT ANY TIME IF A SPECIAL EVENT OCCURS

If a Special Event (see pages S-11 and S-15) occurs, Holdings can redeem all of the junior subordinated debentures at a price equal to the principal amount of the junior subordinated debentures plus any accrued and unpaid interest. If such a redemption happens, the trust must use the redemption price it receives to redeem the preferred securities.

OPTIONAL REDEMPTION

Holdings may redeem the junior subordinated debentures, in whole or in part, at
any time on or after             , 2004. If Holdings redeems junior subordinated
debentures, the trust must redeem an equivalent amount of preferred securities at the same time at a redemption price equal to the liquidation amount of the preferred securities plus any accrued and unpaid distributions.

EXCHANGE OF PREFERRED SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

Holdings has the right to terminate the trust and, after paying all of the trust's debts, if any, to cause the trust to distribute junior subordinated debentures in exchange for all of the outstanding preferred securities. For further information, see "Certain Terms of the Preferred Securities--Optional Liquidation of Trust and Distribution of Junior Subordinated Debentures" on page S-12.

Assuming, as expected, that the trust will not be taxable as a corporation under current United States federal income tax law, this exchange would not be a taxable event to holders of the preferred securities. However, if the trust becomes subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures, a distribution of the junior subordinated debentures by the trust could be a taxable event to the trust and the holders of the preferred securities. For further information, see "Certain United States Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures or Cash upon Liquidation of the Trust" beginning on page S-20.

RIGHTS UNDER THE GUARANTEE; DIRECT ACTION

Holdings guarantees the following payments on the preferred securities, but only to the extent that the trust has funds available to make such payments:

- any accumulated and unpaid distributions required to be paid on the preferred securities;

- the redemption price with respect to any preferred securities called for redemption; and

- upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (other than in connection with the distribution of junior subordinated debentures to the holders of the preferred securities), the lesser of (a) the aggregate liquidation amount of the preferred securities and accrued and unpaid distributions thereon to the date of payment and (b) the amount of assets of the trust remaining available for distribution to the holders of preferred securities.

The guarantee is subordinated to all other liabilities of Holdings, and equal in rank to Holdings' most senior preferred stock and any guarantees by Holdings in respect of any preferred securities similar to those being offered by the trust, as described under "Description of Guarantees--Status of the Guarantees" on page 22 of the accompanying prospectus.

The holders of a majority in liquidation amount of the outstanding preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee, or to direct the exercise of any power given to the guarantee trustee under the guarantee. If the guarantee trustee does not enforce the guarantee, any holder of preferred securities may proceed directly against Holdings to enforce its rights under the guarantee without first proceeding against the trust, the guarantee trustee or anybody else.

If Holdings defaults on the junior subordinated debentures, the trust will lack funds for the payments on the preferred securities. If this happens, holders of preferred securities will not be able to rely upon the guarantee for payment of such amounts. Instead, if Holdings does not pay any amounts on the junior subordinated debentures when due, a holder of preferred securities may proceed directly against Holdings for payment of any amounts due on the preferred securities of such holder. For more information, see "Certain Terms of the Preferred Securities--Trust Enforcement Events" on page S-12.

By purchasing preferred securities, each holder of preferred securities agrees to the provisions of the guarantee and the junior subordinated indenture.

LIMITED VOTING RIGHTS

You will only have limited voting rights. In particular, only Holdings can elect and remove trustees, except under certain limited circumstances. For more information, see "Lehman Brothers Holdings Capital Trust I" on page S-8.

STOCK EXCHANGE LISTING

An application has been filed with the NYSE for listing of the preferred securities. However, if the preferred securities are not listed on a national securities exchange or the NASDAQ National Market, and the underwriters do not make a market in them, the market for the preferred securities may not be liquid, and they may be difficult to sell.

                    LEHMAN BROTHERS HOLDINGS CAPITAL TRUST I

Lehman Brothers Holdings Capital Trust I is a business trust organized under Delaware law. Holdings established this trust by (1) filing a certificate of trust with the Secretary of State of Delaware on January 16, 1998, and (2) executing a declaration of trust, which was also signed by the property trustee and the Delaware trustee.

The trust's business and affairs are conducted by its trustees, which are The Chase Manhattan Bank, as property trustee, Chase Manhattan Bank Delaware, as Delaware trustee, and three regular trustees. The regular trustees are employees of Holdings. The Chase Manhattan Bank will also act as trustee under the guarantee.

Holdings has the right to appoint, remove and replace the trustees. If an event of default occurs under the subordinated indenture, the holders of a majority in liquidation amount of the preferred securities will have this right.

Holdings, as issuer of the junior subordinated debentures, will pay all fees and expenses related to the trust and the offering of the preferred securities. Holdings, as borrower, will also pay, all ongoing costs, expenses and liabilities of the trust, except obligations to make distributions and other payments on the common and preferred securities.

The trust is being established for the following purposes only:

- to issue and sell the common and preferred securities;

- to use the proceeds from the sale of the common and preferred securities to acquire the junior subordinated debentures; and

- to engage in activities that are directly related to these activities, such as registering the transfer of the preferred securities.

Because the trust is being established only for the purposes listed above, the junior subordinated debentures will be the sole assets of the trust, and payments under the junior subordinated debentures will be the sole source of income to the trust.

All of the common securities of the trust will be owned by Holdings. The common securities will rank equally with the preferred securities, and payments on the common securities will be made on a proportionate basis with the preferred securities, unless Holdings fails to pay amounts that become due under the junior subordinated debentures or defaults under certain other circumstances described in "Description of Debt Securities--Events of Default" beginning on page 14 of the accompanying prospectus. If Holdings fails to pay these amounts, the trust will be unable to make payments under the common securities until it satisfies its obligations under the preferred securities. See "Certain Terms of the Preferred Securities--Subordination of Common Securities" on page S-12 for further details. Holdings will acquire common securities in total liquidation amount equal to at least 3% of the total capital of the trust.

For additional information concerning the trust, see "The LBH Trusts" on page 5 in the accompanying prospectus.

The executive office of the trust is c/o Lehman Brothers Holdings Inc., 3 World Financial Center, New York, New York 10285, and its telephone number is (212) 526-7000.

We anticipate that the trust will not be required to make any filings with the Securities and Exchange Commission.

                                USE OF PROCEEDS

The trust will invest all the proceeds from the sale of the preferred securities in the junior subordinated debentures. Holdings will use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes.

                              ACCOUNTING TREATMENT

For financial reporting purposes, the trust will be treated as a subsidiary of Holdings, and its accounts will be included in Holdings' consolidated financial statements.

In its future financial reports, Holdings will:

- present the junior subordinated debentures as debt on its unconsolidated balance sheet and payments of interest as an expense on its statement of income;

- present the preferred securities issued by the trust of Holdings on Holdings' consolidated balance sheet as a separate line term entitled "Guaranteed Mandatorily Redeemable Preferred Securities of Subsidiary Trusts Holding Solely Junior Subordinated Deferrable Interest Debentures";

- include a footnote in its consolidated financial statements stating that the sole assets of the trust are junior subordinated debentures issued by Holdings and providing information about the preferred securities and the guarantee; and

- record distributions due on the preferred securities as charges to income in its consolidated statements of income.

                           DESCRIPTION OF SECURITIES

This prospectus supplement summarizes the specific terms and provisions of the preferred securities, the junior subordinated debentures and the guarantee, and supplements the general description of the terms and provisions of these securities in the accompanying prospectus. These summaries are not meant to be complete descriptions of each security. However, this prospectus supplement and the accompanying prospectus do contain the material terms and conditions for each security. For more information, please refer to the declaration of trust, the subordinated indenture and the guarantee. Forms of these documents are filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. All terms used but not defined in this prospectus supplement have the meanings given to them in those documents.

                   CERTAIN TERMS OF THE PREFERRED SECURITIES

DISTRIBUTIONS

The preferred securities represent undivided beneficial ownership interests in the assets of the trust. The only assets of the trust will be the junior subordinated debentures. Distributions on the preferred securities are cumulative and will accrue from the date they are first issued at the annual
rate of   %. Distributions will be payable quarterly in arrears on March 31,
June 30, September 30 and December 31 of each year, beginning March 31, 1999. Distributions not paid when due will accumulate additional distributions, at the
annual rate of     % on the amount of unpaid distributions, compounded
quarterly. When we refer to any payment of distributions, the term "distributions" includes any such additional distributions. The amount of distributions payable for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed per 30-day month.

If distributions are payable on a date that is not a business day (as defined at the end of this paragraph), payment will be made on the next business day (and without any interest or other payment in respect of such delay). However, if the next business day is in the next calendar year, payment of distributions will be made on the preceding business day. A "business day" means each day except Saturday, Sunday and any day on which banking institutions in The City of New York are authorized or required by law to close.

Distributions on the preferred securities will only be paid if the trust has sufficient funds available to make such payments. The income of the trust available for the payment of distributions will be limited to payments made by Holdings on the junior subordinated debentures.

DEFERRAL OF DISTRIBUTIONS

If the junior subordinated debentures are not in default, Holdings can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures. If Holdings defers interest payments on the junior subordinated debentures, the trust will also defer quarterly distributions on the preferred securities. During a deferral period, distributions otherwise due to you would continue to accumulate.

Once Holdings makes all deferred interest payments on the junior subordinated debentures, it can again defer interest payments on the junior subordinated debentures as discussed above.

Holdings does not currently intend to defer interest payments on the junior subordinated debentures. However, if Holdings does defer such interest payments, it will be subject to certain restrictions relating to the payment of dividends on or purchases of its capital stock and payments on its debt securities that rank equal with or junior to the junior subordinated debentures. See "Certain Terms of the Junior Subordinated Debentures--Option to Defer Interest Payments" on page S-15.

If Holdings chooses to defer payments of interest on the junior subordinated debentures, the junior subordinated debentures would at that time be treated as being issued with original issue discount for United States federal income tax purposes. This means you will be required to include interest income in gross income for United States federal income tax purposes before you receive cash distributions. This treatment will apply as long as you own preferred securities. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount" on page S-20.

PAYMENT OF DISTRIBUTIONS

Distributions on the preferred securities will be payable to holders registered on the relevant record date. Payments on the preferred securities while they are represented by a global security will be made in immediately available funds to DTC, the depositary for the preferred securities.

As long as the preferred securities are only in book-entry form, the record date for the payment of distributions will be one business day before the distribution date. If the preferred securities are ever issued in certificated form, the record date for the payment of distributions will be determined by the regular trustees and will be at least one business day before the relevant payment dates.

REDEMPTION

Holdings may redeem the junior subordinated debentures before their maturity:

- in whole or in part on one or more occasions any time on or after
              , 2004; and

- in whole at any time, if certain changes in tax or investment company law occur (each of which is a "Special Event" and is described more fully under "--Special Event Redemption" on page S-11).

When Holdings pays off the junior subordinated debentures, either at maturity on
      , 2048 or upon early redemption (as discussed above), the trust will use the cash it receives from the redemption of the junior subordinated debentures to redeem a like amount of the preferred and common securities. The redemption price for the junior subordinated debentures is 100% of their principal amount plus accrued and unpaid interest.

If less than all the preferred and common securities are redeemed, the aggregate liquidation amount of preferred and common securities to be redeemed will be allocated proportionately among the preferred and common securities, subject to the exceptions described under "--Subordination of Common Securities" on page S-12. The preferred securities to be redeemed will be redeemed on a proportionate basis by DTC if they are in book-entry-only form.

SPECIAL EVENT REDEMPTION

If a tax event or an investment company event (as defined below) has occurred and is continuing, and Holdings cannot cure the event by some reasonable action, Holdings may redeem the junior subordinated debentures, within 90 days following the occurrence of the Special Event.

"Tax event" as used herein means the receipt by the trust of an opinion of independent tax counsel experienced in such matters, to the effect that, as a result of

- any amendment to, change in or announced proposed change in the laws or regulations interpreting such laws of the United States or any political subdivision or taxing authority; or

- any official administrative pronouncement, action or judicial decision interpreting or applying such laws or regulations;

where such amendment or change becomes effective, or proposed change, pronouncement, action or decision is announced on or after the date of this prospectus supplement, there is more than an insubstantial risk currently or within the 90 days following such opinion that:

- the trust will be subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures;

- interest payable by Holdings on the junior subordinated debentures will not be deductible by Holdings, in whole or in part, for United States federal income tax purposes; or

- the trust will be subject to more than an insubstantial amount of other taxes, duties or other governmental charges.

"Investment company event" means the receipt by the trust of an opinion of a nationally recognized independent counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust will be considered an "investment company" under the Investment Company Act of 1940 that is required to be registered under this law.

If Holdings does not elect to redeem the junior subordinated debentures following a tax event or investment company event, the preferred securities will remain outstanding until the repayment of the junior subordinated debentures.

REDEMPTION PROCEDURES

The trust will give you at least 30 days' notice before any redemption of preferred securities. To the extent funds are available for payment, the trust will irrevocably deposit with DTC sufficient funds to pay the redemption amount for the preferred securities being redeemed. The trust will also give DTC irrevocable instructions, and authority to pay the redemption amount to the preferred securities holders. Any distribution to be paid on or before a redemption date for any preferred securities called for redemption will be payable to the registered holders on the record date for the distribution.

Once notice of redemption is given and the redemption amount is irrevocably deposited, additional distributions on the preferred securities will cease to accrue. In addition, all rights of the holders of the preferred securities called for redemption will cease, except for the right to receive distributions payable prior to the redemption date and the redemption amount.

If any redemption date is not a business day, the redemption amount will be payable on the next business day, without any interest or other payment in respect of any such delay. However, if the next business day is in the next calendar year, the, redemption amount will be payable on the preceding business day.

If payment of the redemption amount for any preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by Holdings pursuant to the guarantee, distributions on the preferred securities will continue to accrue at the applicable rate from the originally scheduled redemption date to the actual date of payment. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption amount.

Holdings or its affiliates may, at any time, purchase outstanding preferred securities by tender, in the open market or by private agreement.

OPTIONAL LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

Holdings may dissolve the trust at any time, and after paying the creditors of the trust may cause the junior subordinated debentures to be exchanged for the preferred securities.

Assuming that the trust is not taxable as a corporation, a distribution of junior subordinated debentures upon a liquidation of the trust would not be a taxable event to holders of the preferred securities. If, however, the trust were subject to United States federal income tax with respect to income accrued or received on the junior subordinated debentures, the distribution of junior subordinated debentures by the trust would be a taxable event to the trust and you.

If Holdings elects to dissolve the trust, thus causing the junior subordinated debentures to be distributed in exchange for the preferred securities, Holdings will continue to have the right to redeem the junior subordinated debentures in certain circumstances. See "Certain Terms of the Junior Subordinated Debentures--Redemption" on page S-15 for more information.

SUBORDINATION OF COMMON SECURITIES

Payment of distributions or any redemption or liquidation amounts regarding the preferred and common securities will be made proportionately based on the aggregate liquidation amounts of the preferred and common securities. However, if the junior subordinated debentures are in default, no payments may be made on the common securities until all unpaid amounts on the preferred securities have been provided for or paid in full.

TRUST ENFORCEMENT EVENTS

An event of default under the subordinated indenture (an "indenture event of default") constitutes an event of default under the declaration of trust governing the trust securities (a "trust enforcement event"). See "Description of Debt Securities--Events of Default" on pages 14 and 15 of the accompanying prospectus. Upon the occurrence and continuance of a trust enforcement event, the property trustee, as the sole holder of the junior subordinated debentures, will have the right under the subordinated indenture to declare the principal amount of the junior subordinated debentures due and payable.

If the property trustee fails to enforce its rights under the junior subordinated debentures, any holder of preferred securities may institute a legal proceeding against Holdings to enforce the property trustee's rights under the junior subordinated debentures. However, if a trust enforcement event has occurred and is continuing and such event is attributable to the failure of Holdings to pay interest or principal on the junior subordinated debentures when due, the registered holder of preferred securities may institute a direct action for payment on or after the due date.

Pursuant to the declaration of trust, the holder of the common securities will be deemed to have waived any trust enforcement event with respect to the common securities until all trust enforcement events with respect to the preferred securities have been cured, waived or otherwise eliminated. Until such trust enforcement events with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the preferred securities and only the holders of the preferred securities will have the right to direct the property trustee in accordance with the terms of the preferred securities.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

Except as provided below and under "Description of Guarantees--Amendments and Assignment" on page 23 in the accompanying prospectus and as otherwise required by law, the holders of the preferred securities will have no voting rights.

So long as any junior subordinated debentures are held by the property trustee, the holders of a majority of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee, as holder of the junior subordinated debentures, to:

- exercise the remedies available to it under the subordinated indenture as a holder of the junior subordinated debentures;

- consent to any amendment or modification of the subordinated indenture or the junior subordinated debentures where such consent shall be required; or

- waive any past default and its consequences that is waivable under the indenture.

If an indenture event of default has occurred and is continuing, the holders of 25% of the aggregate liquidation amount of the preferred securities may direct the property trustee to declare the principal and interest on the junior subordinated debentures due and payable. However, where a consent or action under the subordinated indenture would require the consent or action of the holders of more than a majority of the aggregate principal amount of junior subordinated debentures affected thereby, only the holders of that greater percentage of the preferred securities may direct the property trustee to give such consent or to take such action. See "Description of Debt Securities-- Meetings, Modification and Waiver" on page 16 in the accompanying prospectus.

The declaration of trust may be amended from time to time, without the consent of the holders of the preferred securities:

- to cure any ambiguity or correct or supplement any provisions that may be defective or inconsistent with any other provision;

- to add to the covenants, restrictions or obligations of Holdings in its capacity as sponsor of the trust;

- to conform to any change in Rule 3a-5 under the Investment Company Act of 1940 or written change in interpretation or application of Rule 3a-5 under the Investment Company Act of 1940 by any legislative body, court, government agency or regulatory authority; or

- to modify, eliminate or add to any provisions as necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act of 1940.

Amendments made without the consent of the preferred securities cannot adversely affect in any material respect the rights of the holders of preferred or common securities.

The declaration of trust may also be amended as to other matters with the consent of holders of at least 66 2/3% of the outstanding preferred securities. However, without the consent of each affected holder of preferred or common securities, the declaration of trust may not be amended to:

- change the amount or timing of any distribution or otherwise adversely affect the amount of any distribution required to be made; or

- restrict the right of a holder to institute suit for the enforcement of any such payment.

The declaration of trust may not be amended if the amendment would cause the trust to be treated as other than a grantor trust for federal income tax purposes or to be deemed to be an "investment company" requiring registration under the Investment Company Act of 1940.

Any required approval or direction of holders of preferred securities may be given at a meeting convened for such purpose or pursuant to written consent.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

The property trustee, other than during the occurrence and continuance of a trust enforcement event, undertakes to perform only the duties that are specifically set forth in the declaration of trust and, after a trust enforcement event (which has not been cured or waived), must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration of trust at the request of any holder of preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

CERTIFICATED SECURITIES--REGISTRATION, TRANSFER AND PAYMENT

If the trust issues certificated securities, each one will be registered in the name of the relevant securityholder. The preferred securities may be transferred or exchanged without the payment of any service charge (other than any tax or other governmental charge) by contacting the property trustee, The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Attention:
Corporate Trust Department.

Distribution payments on certificated preferred securities will be made by check. Payment of the redemption price or liquidation amount will be made in immediately available funds when you surrender a preferred security.

              CERTAIN TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

The junior subordinated debentures will be issued pursuant to the subordinated indenture.

The preferred securities, the junior subordinated debentures and the guarantee do not limit the ability of Holdings and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the junior subordinated debentures and the guarantee. At November 30, 1998, approximately $23.873 billion of senior unsecured indebtedness of Holdings was outstanding. In addition, the junior subordinated debentures will be effectively subordinated to all existing and future obligations of Holdings' subsidiaries. At November 30, 1998, approximately $3.268 billion of unsecured indebtedness of Holdings' subsidiaries not included in Holdings' senior unsecured indebtedness was outstanding.

INTEREST RATE AND MATURITY

The junior subordinated debentures will mature on             , 2048 and will
bear interest at the annual rate of   %, payable quarterly in arrears on March
31, June 30, September 30 and December 31 of each year, beginning March 31, 1999. Interest payments not paid when due will themselves accrue additional
interest at the annual rate of   % on the amount of unpaid interest (to the
extent permitted by law), compounded quarterly. The amount of interest payable for any period will be computed based on a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed per 30-day month. The interest payment provisions for the junior subordinated debentures correspond to the distribution provisions of the preferred securities. The junior subordinated debentures do not have a sinking fund. This means that Holdings is not required to make any principal payments prior to maturity.

REDEMPTION

Holdings has the option to redeem some or all of the junior subordinated debentures before their maturity. See "Certain Terms of the Preferred Securities--Redemption" and "--Special Event Redemption" on pages S-10 and S-11 for further information.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

If the property trustee distributes the junior subordinated debentures to the preferred and common securities holders upon the dissolution and liquidation of the trust, the junior subordinated debentures will be issued in denominations of $25 principal amount and integral multiples thereof. Holdings anticipates that the junior subordinated debentures would be distributed in the form of one or more global securities and DTC, or any successor depositary for the preferred securities, would act as depositary for the junior subordinated debentures. The depositary arrangements for the junior subordinated debentures would be substantially similar to those in effect for the preferred securities.

For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption and other notices and other matters, see "Book-Entry Issuance" beginning on page S-23.

OPTION TO DEFER INTEREST PAYMENTS

Holdings can defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods if the junior subordinated debentures are not in default. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures. During the deferral period, interest will continue to accrue on the junior subordinated debentures, compounded quarterly and deferred interest payments will accrue additional interest. No interest will be due and payable on the junior subordinated debentures until the end of the deferral period except upon a redemption of the junior subordinated debentures during a deferral period.

Holdings may pay at any time all or any portion of the interest accrued to that point during a deferral period. At the end of the deferral period or on any redemption date, Holdings will be obligated to pay all accrued and unpaid interest.

Once Holdings makes all interest payments on the junior subordinated debentures, with accrued and unpaid interest, it can again defer interest payments on the junior subordinated debentures as described above.

During any deferral period, neither Holdings or any of its subsidiaries will be permitted to:

- pay a dividend or make any other payment or distribution on Holdings' capital stock;

- redeem, purchase or make a liquidation payment on any of Holdings' capital stock;

- make an interest, principal or premium payment, or repay, repurchase or redeem, any of Holdings' debt securities that rank equal with or junior to the junior subordinated debentures; or

- make any guarantee payment with respect to any guarantee by Holdings of debt securities of any of its subsidiaries, if the guarantee ranks equal to or junior to the junior subordinated debentures.

During any deferral period, however, Holdings will be permitted to:

- pay dividends or distributions by way of issuance of its common stock;

- make payments under the guarantee in respect of the preferred and common securities;

- declare or pay a dividend in connection with the implementation of a shareholders' rights plan, or the issuing of stock under such a plan or repurchase such rights; and

- purchase common stock relating to the issuing of common stock or rights under any of Holdings' benefit plans.

If the property trustee is the sole holder of the junior subordinated debentures, Holdings will give the trust, the regular trustees and the property trustee notice if it decides to defer interest payments on the junior subordinated debentures. Holdings will give that notice one business day before the earlier of:

- the next date distributions on the preferred securities are payable; or

- the date the trust is required to give notice to the NYSE (or any other applicable self-regulatory organization) or to holders of the preferred securities of the record date or the date any distribution is payable, but in any event at least one business day before the record date.

The regular trustees will give notice to the holders of preferred securities if Holdings decides to defer interest payments on the junior subordinated debentures.

If the property trustee is not the sole holder of the junior subordinated debentures, Holdings will give the holders notice of any deferral period ten business days prior to the earlier of:

- the next interest payment date; or

- the date Holdings is required to give notice to the NYSE (or any other applicable self-regulatory organization) or to holders of the junior subordinated debentures of the record date or payment, date of any related interest payment, but in any event at least two business days prior to the record date.

MISCELLANEOUS

The subordinated indenture provides that Holdings, as borrower, will pay all fees and expenses related to (i) the issuance and exchange of the trust securities and the junior subordinated debentures, (ii) the organization, maintenance and dissolution of the trust, (iii) the retention of the trustees and (iv) the enforcement by the property trustee of the rights of the holders of the preferred securities.

RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES
                               AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

Payments of distributions and other amounts due on the preferred securities are irrevocably guaranteed by Holdings (to the extent the trust has funds available for the payment of such distributions) as set forth under "Description of Guarantees" on pages 21-24 of the accompanying prospectus. If Holdings does not make payments under the junior subordinated debentures, the trust will not have sufficient funds to pay distributions or other amounts due on the preferred securities.

The guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay such distributions. In that event, a holder of preferred securities may institute a legal proceeding directly against Holdings to enforce payment of the junior subordinated debentures to such holder in accordance with their terms including Holdings' right to defer interest payments.

Taken together, Holdings' obligations under the declaration of trust, the junior subordinated debentures, the subordinated indenture and the guarantee provide a full and unconditional guarantee of payments of distributions and other amounts due on the preferred securities.

SUFFICIENCY OF PAYMENTS

As long as payments of interest, principal and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and other payments due on the preferred securities because of the following factors:

- the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the preferred and common securities;

- the interest rate and payment dates on the junior subordinated debentures will match the distribution rate and payment dates for the preferred securities;

- Holdings, as borrower, will pay, and the trust will not be obligated to pay, all costs, expenses and liabilities of the trust except the trust's obligations under the preferred and common securities; and

- the declaration of trust further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

Holdings has the right to set-off any payment it is otherwise required to make under the subordinated indenture with and to the extent Holdings makes a related payment under the guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

If a trust enforcement event occurs, the holders of preferred securities would rely on the enforcement by the property trustee of its rights as registered holder of the junior subordinated debentures against Holdings. In addition, the holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as the holder of the junior subordinated debentures. The subordinated indenture provides that the indenture trustee shall give holders of junior subordinated debentures notice of all events of default within 30 days after occurrence.

If the property trustee fails to enforce its rights under the junior subordinated debentures in respect of an indenture event of default after a holder of preferred securities has made a written request, such holder may, to the extent permitted by applicable law, institute a legal proceeding against Holdings to enforce the property trustee's rights under the junior subordinated debentures. In addition, if Holdings fails to pay interest or principal on the junior subordinated debentures, a holder of preferred securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the junior subordinated debentures having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of such holder (a "direct action"). In connection with such a direct action, Holdings will have the right under the indenture to set off any payment made to such holder by Holdings. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.

LIMITED PURPOSE OF TRUST

The preferred securities evidence beneficial ownership interests in the trust, and the trust exists for the sole purpose of issuing the common and preferred securities and investing the proceeds thereof in junior subordinated debentures. A principal difference between the rights of a holder of preferred securities and a holder of junior subordinated debentures is that a holder of junior subordinated debentures is entitled to receive from Holdings the principal of and interest accrued on junior subordinated debentures held, while a holder of preferred securities is entitled to receive distributions to the extent the trust has funds available for the payment of such distributions.

RIGHTS UPON TERMINATION

Upon any dissolution, winding-up or liquidation of the trust involving the liquidation of the junior subordinated debentures, the holders of the preferred securities will be entitled to receive, out of assets held by the trust, subject to the rights of any creditors of the trust, the liquidation distribution in cash. Upon any voluntary or involuntary liquidation or bankruptcy of Holdings, the property trustee, as holder of the subordinated debentures, would be a subordinated creditor of Holdings, subordinated in right of payment to all senior debt as set forth in the subordinated indenture, but entitled to receive payment in full of principal and interest before any stockholders of Holdings receive payments or distributions. Because Holdings is the guarantor under the guarantee and, under the subordinated indenture, has agreed to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of the preferred securities), the positions of a holder of preferred securities and a holder of the junior subordinated debentures relative to other creditors and to stockholders of Holdings in the event of liquidation or bankruptcy of Holdings would be substantially the same.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a description of the material United States federal income tax consequences of the purchase, ownership and disposition of the preferred securities. Where noted, it constitutes the opinion of Simpson Thacher & Bartlett, special United States federal income tax counsel to Holdings and the trust.

Except where we state otherwise, this summary deals only with preferred securities held as capital assets by a holder who:

- is a United States person (as defined below), and

- purchases the preferred securities upon original issuance at their original issue price.

A " United States person" is a holder who is one of the following:

- a citizen or resident of the United States;

- a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States;

- an estate the income of which is subject to United States federal income taxation regardless of its source; or

- any trust if (1) a court within the United States is able to exercise primary supervision over the administration of such trust and

  (2) one or more United States persons have the authority to control all the substantial decisions of such trust.

Your tax treatment may vary depending on your particular situation. This summary does not address all the tax consequences that may be relevant to holders that are subject to special tax treatment, such as:

- banks;

- real estate investment trusts;

- regulated investment companies;

- insurance companies;

- dealers in securities or currencies;

- tax-exempt investors;

- persons holding preferred securities as part of a hedging, conversion or constructive sale transaction;

- persons holding preferred securities as part of a straddle; or

- foreign investors.

In addition, this summary does not include any description of the following, either of which may be applicable to you:

- any alternative minimum tax consequences; or

- the tax laws of any state, local or foreign government.

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code and administrative and judicial interpretations. These income tax laws, regulations and interpretations, however, may change at any time. Any change could be retroactive to the issuance date of the preferred securities.

The authorities on which this summary is based are subject to various interpretations and the opinions of Simpson Thacher & Bartlett are not binding on the Internal Revenue Service ("IRS") or the courts. Either the IRS or the courts could disagree with the explanations or conclusions contained in this summary. Nevertheless, Simpson Thacher & Bartlett has advised us that they believe that the opinions expressed in this summary, if challenged, would be sustained by a court with jurisdiction in a properly presented case.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE PREFERRED SECURITIES UPON THE OCCURRENCE OF A TAX EVENT SEE "CERTAIN TERMS OF THE PREFERRED SECURITIES--SPECIAL EVENT REDEMPTION" ON PAGE S-11.

CLASSIFICATION OF THE TRUST

In connection with the issuance of the preferred securities, Simpson Thacher & Bartlett is of the opinion that under current law and assuming full compliance with the terms of the declaration of trust, and based upon certain facts and assumptions contained in such opinion, the trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided beneficial ownership interest in the junior subordinated debentures. Thus, you will be required to include in your gross income your proportionate share of the interest income or original issue discount that is paid or accrued on the junior subordinated debentures. See "--Interest Income and Original Issue Discount" on page S-20.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

Holdings, the trust and you (by your acceptance of a beneficial ownership interest in a preferred security) agree to treat the junior subordinated debentures as indebtedness for all United States tax purposes. In connection with the issuance of the junior subordinated debentures, Simpson Thacher & Bartlett is of the opinion that, under current law and based on certain representations, facts and assumptions set forth in such opinion, the junior subordinated debentures will be classified as indebtedness for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

You will generally be taxed on the stated interest on the junior subordinated debentures as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting. We anticipate that the junior subordinated debentures will not be issued with an issue price that is less than their stated redemption price at maturity. Thus, the junior subordinated debentures will not be subject to the special original issue discount ("OID") rules, at least upon initial issuance.

If, however, Holdings exercises its right to defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will become OID instruments at such time. In such case, you will be subject to the special OID rules described below. Once the junior subordinated debentures become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding.

Under the OID economic accrual rules, the following occur:

- you would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the junior subordinated debentures using the constant-yield-to-maturity method of accrual described in section 1272 of the Code;

- any amount of OID included in your gross income (whether or not during a deferral period) with respect to the preferred securities would increase your tax basis in such preferred securities; and

- the actual cash payments of interest you receive on the junior subordinated debentures in respect of such accrued OID would reduce your tax basis in such preferred securities.

The Treasury regulations dealing with OID have not yet been addressed in any rulings or other interpretations by the IRS. It is possible that the IRS could assert that the junior subordinated debentures were issued initially with OID. If the IRS were successful, regardless of whether Holdings exercises its option to defer payments of interest on such junior subordinated debentures, you would be subject to the special OID rules described above.

If you are a corporate holder of preferred securities, you will not be entitled to a dividends-received deduction with respect to any income you recognize with respect to the preferred securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

As described under the caption "Certain Terms of the Preferred Securities--Optional Liquidation of the Trust and Distribution of Junior Subordinated Debentures," on page S-12 the junior subordinated debentures held by the trust may be distributed to you in exchange for your preferred securities when the trust is liquidated. Under current law, this type of distribution would not be taxable. Upon a distribution, you will receive your proportionate share of the junior subordinated debentures previously held indirectly through the trust. Your holding period and aggregate tax basis in the junior subordinated debentures will equal the holding period and aggregate tax basis that you had in your preferred securities before the distribution.

If the trust were treated as an association taxable as a corporation, a tax event would occur. If Holdings elected to distribute the junior subordinated debentures to you upon such event the distribution would likely be taxable to the trust and to you. Holdings also could redeem the junior subordinated debentures and distribute the resulting cash in liquidation of the trust. This distribution of cash would be taxable as described below under "--Sales of Preferred Securities or Redemption of Junior Subordinated Debentures" on page S-21. Further, in other circumstances described under "Certain Terms of the Preferred Securities--Special Event Redemption" on page S-11, Holdings may redeem the junior subordinated debentures and distribute cash in liquidation of the trust. This distribution of cash would also be taxable as described below under "--Sales of Preferred

Securities or Redemption of Junior Subordinated Debentures."

If you receive junior subordinated debentures in exchange for your preferred securities, you would accrue interest in respect of the junior subordinated debentures received from the trust in the manner described above under "--Interest Income and Original Issue Discount" on page S-20.

SALES OF PREFERRED SECURITIES OR REDEMPTION OF JUNIOR SUBORDINATED DEBENTURES

If you sell your preferred securities or receive cash upon redemption of the junior subordinated debentures, you will recognize gain or loss equal to the difference between:

- your amount realized on the sale or redemption; and

- your adjusted tax basis in your preferred securities or junior subordinated debentures.

Your gain or loss will be capital gain or loss except to the extent any amount realized is treated as payment of accrued but unpaid interest (other than OID) with respect to your proportionate share of the junior subordinated debentures required to be included in income. The gain or loss will generally be a long-term capital gain or loss if you have held your preferred securities for more than one year. Long-term capital gains of individuals derived with respect to capital assets held for more than one year are taxed at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

NON-UNITED STATES HOLDERS

The following discussion only applies to you if you are not a United States person. As discussed above, the preferred securities will be treated as evidence of indirect beneficial ownership interests in the junior subordinated debentures. See "--Classification of the Trust" on page S-19. Thus, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

    (1) no withholding of United States federal income tax will be required with respect to the payment by Holdings or any paying agent of principal or interest (which for purposes of this discussion includes any OID) to you on the preferred securities (or the junior subordinated debentures) if you meet all of the following requirements:

  - you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Holdings entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder;

  - you are not a controlled foreign corporation that is related to Holdings through stock ownership;

  - you are not a bank whose receipt of interest on the junior subordinated debentures is described in section 881(c)(3)(A) of the Code; and

  - you satisfy the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder; and

    (2) no withholding of United States federal income tax generally will be required with respect to any gain you realize upon the sale or other disposition of the preferred securities (or the junior subordinated debentures).

To satisfy the requirement referred to in (1) above, you, or a financial institution holding the preferred securities on your behalf, must provide, in accordance with specified procedures, to the trust or its paying agent, a statement to the effect that you are not a United States person. Currently, you can meet this requirement if one of the following occurs:

- you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (this certification may be made on an IRS Form W-8 (or successor form)); or

- a financial institution holding the preferred securities on your behalf certifies, under penalties of perjury, that:

  - you provided it with a statement described above; and

  - the financial institution furnishes a paying agent with a copy of the statement.

Under final Treasury regulations (the " Final Regulations"), the statement requirement referred to in (1) above may also be satisfied with other documentary evidence for interest paid after December 31, 2000 with respect to an offshore account or through certain foreign intermediaries.

If you cannot satisfy the requirements of the "portfolio interest" exception described in (1) above, payments of premium, if any, and interest (including any OID) made to you, will be subject to a 30% United States withholding tax unless you provide Holdings or its paying agent, as the case may be, with one of the following properly executed forms:

- IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, this withholding tax under the benefit of a tax treaty; or

- IRS Form 4224 (or successor form) stating that interest paid on the preferred securities (or the junior subordinated debentures) is not subject to this withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

Under the Final Regulations, you will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

If you are engaged in a trade or business in the United States and interest on the preferred securities (or junior subordinated debentures) is effectively connected with the conduct of your trade or business, you will be subject to United States federal income tax on such interest on a net income basis in the same manner as if you were a United States person. However, you will not be subject to withholding described above.

In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable tax treaty) of your effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest would be included in your earnings and profits.

You will generally not be subject to United States federal income tax on any gain you realized upon the sale or other disposition of the preferred securities (or the junior subordinated debentures) unless:

- the gain is effectively connected with your trade or business in the United States;

- you are an individual and you are present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement and certain other conditions are met; or

- the gain represents accrued interest on the junior subordinated debentures and you did not satisfy the requirements for the "portfolio interest" exception described above.

INFORMATION REPORTING AND BACKUP WITHHOLDING

Income on the preferred securities held of record by United States persons (other than corporations and other exempt holders) will be reported annually to such holders and to the IRS. Such income will be reported to you on IRS Form 1099, which should be mailed to the holders of record prior to January 31 following each calendar year.

"Backup withholding" at a rate of 31% will apply to payments of interest to non-exempt United States persons unless you:

- furnish your taxpayer identification number in the manner prescribed in applicable Treasury regulations;

- certify that such number is correct;

- certify as to no loss of exemption from backup withholding; and

- meet certain other conditions.

In general, no information reporting or backup withholding will be required with respect to payments made by the trust or any paying agent to non-United States persons if a statement described in (1) under "Non-United States Holders" on page S-21 has been received and the payor does not have actual knowledge that you are a United States person.

In addition, backup withholding and information reporting may apply to the proceeds from disposition of preferred securities (or junior subordinated debentures) within the United States or conducted through certain United States related financial intermediaries unless the statement described in (1) under "Non-United States Holders" on page S-21 has been received (and the payor does not have actual knowledge that you are a United States person) or you otherwise establish an exemption.

Any amounts withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished to the IRS.

                              BOOK-ENTRY ISSUANCE

The preferred securities will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that the trust will not issue certificates to you for the preferred securities. Each global security will be issued to DTC which will keep a computerized record of its participants (for example, a broker) whose clients have purchased the preferred securities. Each participant will then keep a record of its clients. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees and their successors may transfer a global security as a whole to one another.

Beneficial interests in a global security will be shown on, and transfers of the global security will be made only through, records maintained by DTC and its participants. DTC has provided the trust and Holdings with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("direct participants") deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

DTC is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

When you purchase preferred securities through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the preferred securities on DTC's records. Since you actually own the preferred securities, you are the beneficial owner. Your ownership interest will only be recorded on the direct (or indirect) participants' records. DTC has no knowledge of your individual ownership of the preferred securities. DTC's records only show the identity of the direct participants and the amount of the preferred securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct (or indirect) participant. As a result, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers like you.

The property trustee will wire payments on the preferred securities to DTC's nominee.

Holdings, the trust and the property trustee will treat DTC's nominee as the owner of each global security for all purposes. Accordingly, Holdings, the trust, the property trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global security to you or any other beneficial owners in the global security.

Any redemption notices will be sent by Holdings and the trust directly to DTC, who will in turn inform the direct participants (or the indirect participants), who will then contact you as a beneficial holder. If less than all of the preferred securities are being redeemed, DTC will proportionally allot the amount of the interest of each direct participant to be redeemed.

It is DTC's current practice, upon receipt of any payment of distributions or liquidation amount, to credit direct participants' accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests. However, payments will be the responsibility of the participants and not of DTC, the property trustee, Holdings or the trust.

Preferred securities represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

- DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the trust within 90 days; or

- the trust decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

If the book-entry only system is discontinued, the property trustee will keep the registration books for the preferred securities at its corporate office and follow the practice and procedures discussed immediately below.

DTC's management is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and interest payments) to security holders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third-party vendors from whom DTC licenses software and hardware, and third-party vendors on whom DTC relies for information of the provision of services, including telecommunications and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting (and will continue to contact) third-party vendors from whom DTC acquires services to: impress upon them the importance of such service being Year 2000 compliant; and determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

                              ERISA CONSIDERATIONS

Each fiduciary of an employee benefit plan subject to Title I of ERISA, a plan described in Section 4975 of the Code, including an individual retirement arrangement or a Keogh plan, and any entity whose underlying assets include "plan assets" by reason of any such employee benefit plan's or plan's investment in such entity (each, a "Plan") should consider the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code in the context of the Plan's particular circumstances before authorizing an investment in the preferred securities. Accordingly, such a fiduciary should consider, among other factors, that each Plan investing in the preferred securities will be deemed to have represented that the Plans's purchase and holdings of the preferred securities is covered by one or more specified prohibited transaction class exemptions. Plan fiduciaries should also consider whether the Plan's investment in the preferred securities would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing their Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such a Plan. A violation of these "prohibited transaction" rules may result in an excise tax, penalty or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(2) of the Code) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor (the "DOL"), the assets of the trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of a Plan were used to acquire an equity interest in the trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Under one such exception contained in the Plan Assets Regulation, the assets of the trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the trust, less than 25% of the value of each class of equity interests in the trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church or foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the preferred securities held by Benefit Plan Investors will be less than 25% of the total value of such preferred securities at the completion of the initial offering of the preferred securities or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the common securities will be purchased and held by Holdings.

It is possible that the preferred securities may qualify as "publicly-offered securities" under the Plan Assets Regulation. "Publicly-offered securities" within the meaning of the Plan Assets Regulation are:

- widely held (i.e., owned by more than 100 investors independent of Holdings and of each other);

- freely transferable; and

- sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and then timely registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

If the preferred securities are "publicly-offered securities," the underlying assets of the trust would not be deemed to be "plan assets" of investing Plans. The underwriters expect:

- that the preferred securities will be held by at least 100 independent investors at the conclusion of the offering of the preferred securities;

- that there will be no restrictions imposed on the transfer of the preferred securities; and

- that the preferred securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and then will be timely registered under the Securities Exchange Act of 1934.

There can be no assurance that this or any of the other exceptions set forth in the Plan Assets Regulation will apply to the preferred securities, and, as a result, under the terms of the Plan Assets Regulation, an investing Plan's assets could be considered to include an undivided interest in the assets held by the trust (including the junior subordinated debentures), and transactions by the trust could be subject to the fiduciary responsibility provision of Title I of ERISA.

Regardless of whether the assets of the trust are deemed to be "plan assets" of Plans investing in the trust, as discussed above, the acquisition and holding of the preferred securities with "plan assets" of a Plan could itself result in a prohibited transaction. The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and/or holding of the preferred securities by a Plan. These class exemptions are:

- PTCE 96-23 (for certain transactions determined by "in-house asset managers");

- PTCE 95-60 (for certain transactions involving insurance company general accounts);

- PTCE 91-38 (for certain transactions involving bank collective investment funds);

- PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); and

- PTCE 84-14 (for certain transactions determined by independent "qualified professional asset managers").

Such class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan's investment in the preferred securities.

Any purchaser of the preferred securities that is an insurance company using assets of its general account should note that, based on the reasoning of the United States Supreme Court set forth in JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY V. HARRIS TRUST & SAVINGS BANK, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of Plans investing in such general account (e.g., through the purchase of an annuity contract).

On December 22, 1997, the DOL issued a proposed regulation (64 F.R. 66908) under
Section 401(c) of ERISA intended to provide guidance on which assets held by an insurance company in its general account constitute "plan assets" in cases where such insurer has issued, on or before December 31, 1998, policies or contracts to or for the benefit of a Plan that are supported by assets of such insurer's general account and when the underlying general account assets will not be deemed to be assets of such Plan if the insurer satisfies the requirements of such regulation (if adopted as proposed).

Section 401(c) of ERISA also provides for certain other temporary and transitional rules concerning the application of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to assets of an insurer's general account that support insurance policies or contracts issued by the insurer. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA and the proposed regulations thereunder. Any insurance company considering the use of its general account assets to purchase preferred securities should consult with its counsel concerning these and other matters affecting its purchase decision.

Because of ERISA's prohibitions and those of Section 4975 of the Code, discussed above, the preferred securities, or any interest therein, should not be purchased or held by any Plan or any person investing "plan assets" of any Plan, unless such purchase and holding is covered by the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable class or individual exemption). Accordingly, each purchaser or holder of the preferred securities or any interest therein will be deemed to have represented by its purchase and holding theeof that either:

- it is not a Plan and no part of the assets to be used by it to purchase and/or hold such preferred securities or any interest therein constitutes "plan assets" of any Plan; or

- it is itself a Plan, or is purchasing or holding the preferred securites or an interest therein on behalf of or with "plan assets" of one or more Plans, and each such purchase and holding of such securities satisfies the requirements of, and is entitled to full exemptive relief under, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable class or individual exemption).

Although, as noted above, governmental plans are not subject to ERISA, including the prohibited transaction provisions thereof, or of Section 4975 of the Code, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and Section 4975 of the Code discussed above. Similarly, fiduciaries of other plans not subject to ERISA may be subject to other legal restrictions under applicable laws that are similar to ERISA. Accordingly, fiduciaries of governmental plans or other plans not subject to ERISA, in consultation with their advisors, should consider the impact of their respective state laws on their investment in preferred securities, and the considerations discussed above, to the extent applicable.

Due to the complexity of the fiduciary responsibility and prohibited transaction rules described above and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the preferred securities on behalf of or with "plan assets" of any Plan consult with their counsel, prior to any such purchase, with respect to the potential applicability of ERISA and Section 4975 of the Code to such investment and whether any exemption would be applicable and determine on their own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition and holding of preferred securities by the purchaser Plan are entitled to full exemption relief thereunder.

                                  UNDERWRITING

GENERAL

Based on the terms and conditions of an underwriting agreement, the trust has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Lehman Brothers Inc., Bear, Stearns & Co. Inc., A.G. Edwards & Sons, Inc., PaineWebber Incorporated, Prudential Securities Incorporated and Salomon Smith Barney Inc. are acting as the representatives, has severally agreed to purchase from the trust, the number of preferred securities set forth opposite its name below:

                                                                                NUMBER OF
                                                                                PREFERRED
UNDERWRITERS                                                                    SECURITIES
--------------------------------------------------------------------------  ------------------
Lehman Brothers Inc.......................................................
Bear, Stearns & Co. Inc...................................................
A.G. Edwards & Sons, Inc..................................................
PaineWebber Incorporated..................................................
Prudential Securities Incorporated........................................
Salomon Smith Barney Inc..................................................
                                                                                 ----------
      Total...............................................................        6,000,000
                                                                                 ----------
                                                                                 ----------

The trust has granted the underwriters an option to purchase an aggregate of up to an additional 900,000 preferred securities solely to cover over-allotments, at the initial offering price to the public. Any or all of such options may be exercised at any time until 30 days after the date of the underwriting agreement. To the extent that the option is exercised, the underwriters will be committed, subject to certain conditions, to purchase a number of the additional preferred securities proportionate to such underwriter's initial commitment as indicated in the preceding table.

The underwriters are obligated to purchase all of the preferred securities, if any preferred securities are purchased.

Holdings has agreed with the underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters may be required to make.

The underwriters have in the past and may in the future engage in transactions with, or perform services for, Holdings or its subsidiaries in the ordinary course of their businesses.

COMMISSIONS AND DISCOUNTS

The underwriters will offer the preferred securities directly to the public at $25 per preferred security. The underwriters may also offer the preferred securities to certain securities dealers at the above mentioned offering price less a concession of $0. per preferred security. The underwriters may allow, and such dealers may reallow, a discount not in excess of $0. per preferred security to certain brokers and dealers. After the initial public offering, the public offering price, concession and discount may be changed.

Since the proceeds from the sale of the preferred securities will be used to purchase the junior subordinated debentures, Holdings has agreed to pay to the underwriters an underwriting commission of $0. per preferred security (a total
of $      or $      if the over-allotment option is exercised in full); except that for sales to of preferred securities to certain institutions the
underwriting commission will be $      . Therefore, to the extent of such sales,
the actual amount of commission will be less than the aggregate amount specified in the preceding sentence.

Holdings will pay certain expenses, expected to be approximately $300,000, associated with the offer and sale of the preferred securities.

NEW YORK STOCK EXCHANGE LISTING

Before this offering, there has been no established public trading market for the preferred securities. An application has been filed with the NYSE for listing of the preferred securities. If listed, trading of the preferred securities is expected to begin within 30 days of the issuance of the preferred securities. In order to meet all of the requirements for listing the preferred securities on the NYSE, the underwriters have agreed to sell the preferred securities to a minimum of 400 beneficial holders. The representatives have advised Holdings that they intend to make a market in the preferred securities prior to the commencement of trading on the NYSE. However, the representatives are not obligated to do so and may discontinue market making at any time without notice. We can not give any assurance about the liquidity of the trading market for the preferred securities.

NO SALES OF SIMILAR SECURITIES

Holdings and the trust have agreed that for 30 business days after the date of this prospectus supplement they will not directly or indirectly offer, sell, offer to sell, grant any option for the sale of or otherwise dispose of any preferred securities or junior subordinated debentures or any securities convertible or exchangeable into, or exercisable for preferred securities or junior subordinated debentures, or any debt securities substantially similar to junior subordinated debentures or any equity securities substantially similar to the preferred securities (except for the preferred securities and junior subordinated debentures described in this prospectus supplement) without the prior written consent of Lehman Brothers Inc.

CONFIRMATION TO DISCRETIONARY ACCOUNTS NOT PERMITTED

The underwriters may not confirm sales to any accounts over which they exercise discretionary activity without the prior approval of the customer.

PRICE STABILIZATION AND SHORT POSITIONS

In connection with the sale of the preferred securities, SEC rules permit the underwriters to engage in transactions that stabilize the price of the preferred securities. These transactions may include purchases for the purpose of fixing or maintaining the price of the preferred securities.

The underwriters may create a short position in the preferred securities in connection with the offering. That means they may sell a larger number of the preferred securities than is shown on the cover page of this prospectus supplement. If they create a short position, the underwriters may purchase preferred securities in the open market to reduce the short position.

If the underwriters purchase the preferred securities to stabilize the price or to reduce their short position, the price of the preferred securities could be higher than it might be if they had not made such purchases. The underwriters make no representation or prediction about any effect that the purchases may have on the price of the preferred securities.

The underwriters may suspend any of these activities at any time.

The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase preferred securities in the open market to reduce the underwriters' short position or to stabilize the price of the preferred securities, they may reclaim the amount of the selling concession from the underwriters or selling group members who sold those securities as part of this offering.

NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the NASD regarding an NASD member firm underwriting securities of its affiliate.

PROSPECTUS

                         LEHMAN BROTHERS HOLDINGS INC.
                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                               -----------------

                    LEHMAN BROTHERS HOLDINGS CAPITAL TRUST I
                   LEHMAN BROTHERS HOLDINGS CAPITAL TRUST II
                   LEHMAN BROTHERS HOLDINGS CAPITAL TRUST III
                           TRUST PREFERRED SECURITIES
    FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT SET FORTH HEREIN, BY

                         LEHMAN BROTHERS HOLDINGS INC.
                                  ------------

    Lehman Brothers Holdings Inc. ("Holdings") may offer from time to time (i) unsecured debt securities (the "Debt
Securities") consisting of debentures, notes and/or other evidences of indebtedness, or (ii) shares of preferred stock, par value $1.00 per share (the "Offered Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares") in one or more series, in each case at prices and on terms to be determined at the time of sale.

    Lehman Brothers Holdings Capital Trust I, Lehman Brothers Holdings Capital Trust II and Lehman Brothers Holdings Capital Trust III (each, an "LBH Trust" and together, the "LBH Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer from time to time, in each case at prices and on terms to be determined at the time of sale, trust preferred securities, representing undivided beneficial ownership interests in the assets of the respective LBH Trust ("Preferred Securities") with the payment of periodic cash distributions ("Distributions") and payments on liquidation, redemption or otherwise of such Preferred Securities guaranteed (each a "Guarantee" and together, the "Guarantees", and together with the Debt Securities, the Offered Preferred Stock, the Depositary Shares and the Preferred Securities, the "Securities") on a subordinated basis by Holdings to the extent described herein. Holdings' obligations under the Guarantees will rank on a parity with the most senior preferred or preference stock now or hereafter issued by Holdings. Subordinated Debt (as defined herein) may be issued and sold from time to time in one or more series by Holdings to an LBH Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such LBH Trust. Subordinated Debt purchased by an LBH Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such LBH Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. Each Guarantee, when taken together with Holdings' obligations under the related Subordinated Debt, the Subordinated Indenture (as defined herein) and the Declaration (as defined herein) of the related LBH Trust, including Holdings' obligations to pay costs, expenses, debts and liabilities of such LBH Trust (other than with respect to the Preferred Securities and the Common Securities of such LBH Trust), will provide a full and unconditional guarantee on a subordinated basis by Holdings of payments due on such Preferred Securities.

    The aggregate initial public offering price of all Securities shall not exceed $4,917,520,712 (or, if any Securities are issued (i) with an initial offering price denominated in a foreign currency or currency unit, such amount as shall result in aggregate gross proceeds equivalent to $4,917,520,712 at the time of initial offering or (ii) at an original issue discount, such greater amount as shall result in aggregate gross proceeds of $4,917,520,712).
                                                  (COVER CONTINUED ON NEXT PAGE)
                         ------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.
                            ------------------------

    This Prospectus may not be used to consummate sales of Securities unless accompanied or, to the extent permitted by applicable law, preceded by a Prospectus Supplement.

    The Securities will be sold either through underwriters, dealers or agents, or directly by Holdings or any of the LBH Trusts. The applicable Prospectus Supplement sets forth the names of any underwriters or agents (which may include Lehman Brothers Inc., a subsidiary of Holdings and an affiliate of the LBH Trusts ("Lehman Brothers")) involved in the sale of the Securities in respect of which this Prospectus is being delivered, the proposed amounts or number of shares, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

    This Prospectus together with the applicable Prospectus Supplement may also be used by Lehman Brothers in connection with offers and sales of Securities related to market-making transactions, by and through Lehman Brothers, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Lehman Brothers may act as principal or agent in such transactions.
                            ------------------------

July 21, 1998

(CONTINUED FROM PRIOR PAGE)

    Specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an applicable Prospectus Supplement ("Prospectus Supplement"), together with the terms of the offering of the Securities, the initial offering price, the net proceeds to Holdings or an LBH Trust, as applicable, from the sale thereof and any listing on a securities exchange. The Prospectus Supplement will also set forth, among other matters, the following with respect to the particular Securities: (i) in the case of Debt Securities, the title, priority, aggregate principal amount, the currency or currency unit for which the Debt Securities may be purchased, the currency or currency unit in which the principal and interest, if any, is payable, the rate (or method of calculation) and time of payment of interest, if any, authorized denominations, maturity, any redemption or sinking fund provisions and any conversion or exchange rights, (ii) in the case of Offered Preferred Stock, the designation, number of shares, liquidation preference, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions and any conversion or exchange rights and whether interests in the Offered Preferred Stock will be represented by Depositary Shares and (iii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which Distributions shall be payable and dates from which Distributions shall accrue, any voting rights, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt.

                             AVAILABLE INFORMATION

    Holdings is subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Suite 1400, 500 W. Madison Street, Chicago, Illinois 60661-2511; and copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Holdings' Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") and the Pacific Stock Exchange Inc. (the "PSE"). Depositary Shares, each representing 1/10th of a Share of Holdings' 5.94% Cumulative Preferred Stock, Series C, are listed on the NYSE. Holdings' 8 3/4% Notes Due 2002 and 8.30% Quarterly Income Capital Securities Due December 31, 2035 are listed on the NYSE. Holdings' Global Telecommunications Stock Upside Note Securities(SM) Due 2000 and 5% Cisco Systems Yield Enhanced Equity Linked Debt Securities Due 2001 are listed on the American Stock Exchange, Inc. (the "ASE"). Reports and other information concerning Holdings may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005, at the offices of the ASE, 86 Trinity Place, New York, New York 10006 and at the offices of the PSE, 301 Pine Street, San Francisco, California 94104.

    Holdings and the LBH Trusts have filed with the SEC a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement.

    No separate financial statements of the LBH Trusts have been included or incorporated by reference herein. Holdings does not believe that such financial statements would be material to holders of the

Preferred Securities because (i) all of the voting securities of the LBH Trusts will be owned, directly or indirectly, by Holdings, a reporting company under the Exchange Act, (ii) the LBH Trusts have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial ownership interests in their assets and investing the proceeds thereof in Subordinated Debt issued by Holdings and (iii) the obligations of the LBH Trusts under the Preferred Securities are guaranteed by Holdings to the extent described herein. See "Description of Subordinated Debt" and "Description of Guarantees."

    The LBH Trusts are not currently subject to the informational reporting requirements of the Exchange Act. The LBH Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                            ------------------------

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents previously filed by Holdings with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

        (1) Holdings' Annual Report on Form 10-K for the fiscal year ended November 30, 1997, filed with the SEC on February 27, 1998;

        (2) Holdings' Quarterly Report on Form 10-Q for the quarterly period ended February 28, 1998, filed with the SEC on April 14, 1998, as amended by Holdings' Amended Quarterly Report on Form 10-Q/A for the quarterly period ended February 28, 1998, filed with the SEC on May 12, 1998;

        (3) Holdings' Quarterly Report on Form 10-Q for the quarterly period ended May 31, 1998, filed with the SEC on July 15, 1998; and

        (4) Holdings' Current Reports on Form 8-K, filed with the SEC on January 7, 1998, March 25, 1998, April 6, 1998, May 13, 1998, and June 18, 1998.

    Each document filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered by an applicable Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in an applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    Holdings will provide without charge to each person, including any beneficial owner of any of the Securities, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Controller's Office, Lehman Brothers Holdings Inc., 3 World Financial Center, 8th Floor, New York, New York 10285 (telephone (212) 526-0660).

                                  THE COMPANY

    Lehman Brothers Holdings Inc. (together with its consolidated subsidiaries, hereinafter referred to as the "Company" unless the context otherwise requires) is one of the leading global investment banks serving institutional, corporate, government and high net worth individual clients and customers. The Company's worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region.

    The Company's business includes capital raising for clients through securities underwriting and direct placements; corporate finance and strategic advisory services; merchant banking; securities sales and trading; asset management; research; and the trading of foreign exchange, derivative products and certain commodities. The Company acts as a market marker in all major equity and fixed income products in both the domestic and international markets. The Company is a member of all principal securities and commodities exchanges in the United States, as well as the National Association of Securities Dealers, Inc. ("NASD"), and holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt and Milan stock exchanges.

    Holdings was incorporated in Delaware on December 29, 1983. Holdings' principal executive offices are located at 3 World Financial Center, New York, New York 10285 (telephone (212) 526-7000).

                                 THE LBH TRUSTS

    Each of the LBH Trusts is a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to (i) a declaration of trust, dated as of January 16, 1998 executed by Holdings, as sponsor (the "Sponsor"), and the trustees of such LBH Trust and (ii) a certificate of trust, dated as of January 16, 1998, filed with the Secretary of State of the State of Delaware. Each such declaration will be amended and restated in its entirety (as so amended and restated, each a "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Holdings will acquire common securities representing undivided beneficial ownership interests in the assets of each LBH Trust (the "Common Securities," and together with the Preferred Securities, the "Trust Securities") in an aggregate liquidation amount equal to at least 3% of the total capital of such LBH Trust, at the same time as the Preferred Securities are sold. Each LBH Trust will use all the proceeds derived from the issuance of its Trust Securities to purchase Subordinated Debt and, accordingly, the assets of each LBH Trust will consist solely of Subordinated Debt. Each LBH Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) investing the gross proceeds from such sales in Subordinated Debt and (iii) engaging in only those other activities necessary or incidental thereto.

    Each LBH Trust's business and affairs will be conducted by the trustees of such LBH Trust (the "LBH Trustees") appointed by Holdings as holder of all the Common Securities. Pursuant to the Declaration, there will initially be five trustees (the "Trustees") for each LBH Trust. For each LBH Trust, three of the LBH Trustees (the "Regular Trustees") will be individuals who are employees or officers of or who are affiliated with Holdings. An additional trustee will be a financial institution that is unaffiliated with Holdings, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authorities (the "Property Trustee"). Such trustee, or a fifth trustee, must be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially for each LBH Trust, The Chase Manhattan Bank will act as Property Trustee and Chase Manhattan Bank Delaware will act as Delaware Trustee, in each case, until removed or replaced by Holdings as the holder of the Common Securities.

    The Property Trustee will hold title to the applicable Subordinated Debt for the benefit of the holders of the Trust Securities and, as the holder of Subordinated Debt, the Property Trustee will have the power to exercise all rights, powers and privileges of a holder of Subordinated Debt under the Subordinated Indenture. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of Subordinated Debt for the benefit of the holders of the Trust Securities. Holdings, as the holder of all the Common Securities, will have the right to appoint, remove or replace any of the LBH Trustees and to increase or decrease the number of LBH Trustees, provided that the number of LBH Trustees will be at least three; provided further that at least one LBH Trustee will be a Delaware Trustee, at least one LBH Trustee will be the Property Trustee and at least one LBH Trustee will be a Regular Trustee. Holdings, as issuer of the Subordinated Debt to be held by the LBH Trusts, will pay all fees and expenses related to the organization and operations of the LBH Trusts (including any taxes, duties, assessments or governmental charges of whatever nature (other than United States withholding taxes) imposed by the United States or any other domestic taxing authority upon the LBH Trusts) and the offering of the Trust Securities and be responsible for all debts and obligations of the LBH Trusts (other than with respect to the Trust Securities).

    For each LBH Trust, for so long as the Preferred Securities of such LBH Trust remain outstanding, Holdings will covenant, among other things, to maintain 100% ownership of the Common Securities of such LBH Trust, to cause such LBH Trust to remain a statutory business trust and to use its commercially reasonable efforts to ensure that such LBH Trust will not be an "investment company" for purposes of the Investment Company Act of 1940 (the "Investment Company Act"). See "Description of Debt Securities-- Certain Provisions Applicable to LBH Trusts."

    The rights of the holders of the Preferred Securities of an LBH Trust, including economic rights, rights to information and voting rights, are set forth in the Declaration of such LBH Trust and the Trust Indenture Act. See "Description of Preferred Securities." Declarations and Guarantees also incorporate by reference the terms of the Trust Indenture Act.

    The office of the Delaware Trustee for each LBH Trust is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19802. The location of the principal executive office of each LBH Trust is c/o Lehman Brothers Holdings Inc., 3 World Financial Center, New York, New York 10285 (telephone number (212) 526-7000).

                                USE OF PROCEEDS

    Except as otherwise may be set forth in an applicable Prospectus Supplement accompanying this Prospectus, Holdings intends to apply the net proceeds from the sale of Subordinated Debt to the LBH Trusts, and the net proceeds from the sale of any other Debt Securities, Preferred Stock or Depositary Shares, for general corporate purposes. Each LBH Trust will invest all of its net proceeds from the sale of any Preferred Securities in Subordinated Debt.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges of the Company for the year ended December 31, 1993, the eleven months ended November 30, 1994, the years ended November 30, 1995, 1996 and 1997 and the six months ended May 31, 1998:

                   ELEVEN MONTHS
  YEAR ENDED           ENDED                     YEAR ENDED NOVEMBER 30                   SIX MONTHS
 DECEMBER 31,      NOVEMBER 30,     -------------------------------------------------    ENDED MAY 31,
     1993              1994              1995             1996             1997              1998
---------------  -----------------  ---------------  ---------------  ---------------  -----------------
        1.00              1.03              1.03             1.06             1.07              1.10

    In computing the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist principally of interest expense and one-third of office rentals and one-fifth of equipment rentals, which are deemed to be representative of the interest factor.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

    The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends of the Company for the year ended December 31, 1993, the eleven months ended November 30, 1994, the years ended November 30, 1995, 1996 and 1997 and the six months ended May 31, 1998:

                       ELEVEN MONTHS
YEAR ENDED DECEMBER        ENDED                     YEAR ENDED NOVEMBER 30                SIX MONTHS ENDED
        31,            NOVEMBER 30,     -------------------------------------------------       MAY 31,
       1993                1994              1995             1996             1997              1998
-------------------  -----------------  ---------------  ---------------  ---------------  -----------------
             *                1.02              1.03             1.05             1.06              1.08

------------------------

    * Earnings were inadequate to cover fixed charges and preferred dividends and would have had to increase approximately $27 million in 1993 in order to cover the deficiency.

    In computing the ratio of earnings to combined fixed charges and preferred stock dividends, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist principally of interest expense and one-third of office rentals and one-fifth of equipment rentals, which are deemed to be representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities will constitute either Senior Debt (as defined below) or Subordinated Debt (as defined below) of Holdings. The Debt Securities constituting Senior Debt will be issued under an indenture, dated as of September 1, 1987, between Holdings and Citibank, N.A., Trustee, as supplemented and amended by Supplemental Indentures dated as of November 25, 1987, as of November 27, 1990, as of September 13, 1991, as of October 4, 1993, as of October 1, 1995 and as of June 26, 1997 (the "Senior Indenture"), and the Debt Securities constituting Subordinated Debt will be issued under an indenture, dated as of February 1, 1996, between Holdings and The Chase Manhattan Bank, formerly known as Chemical Bank, as Trustee, as amended and supplemented by the Supplemental Indenture dated as of February 1, 1996 (the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture are hereinafter collectively referred to as the "Indentures" and, individually, as an "Indenture". Each Indenture will incorporate by reference certain Standard Multiple-Series Indenture Provisions, as filed with the SEC on July 30, 1987 and as amended and refiled with the SEC on November 16, 1987. This Prospectus contains descriptions of all material provisions of the Indentures. The summary of such provisions of the Indentures does not purport to be complete; copies of such Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. All articles and sections of the applicable Indenture, and all capitalized terms set forth below, have the meanings specified in the applicable Indenture. Particular provisions of Subordinated Debt held by any LBH Trust will be contained in the certificates evidencing such Subordinated Debt and described in the applicable Prospectus Supplement accompanying this Prospectus; a copy of the form of such Subordinated Debt to be held by any LBH Trust is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

    Neither Indenture limits the amount of debentures, notes or other evidences of indebtedness which may be issued thereunder. Each Indenture provides that Debt Securities may be issued from time to time in one or more series. Since, as a holding company, Holdings' assets primarily consist of the equity securities of its subsidiaries, its cash flow and consequent ability to service its debt, including the Debt Securities, are dependent upon the earnings of its subsidiaries and the distribution of those earnings to Holdings, or upon loans or other payments of funds by those subsidiaries to Holdings. Holdings' subsidiaries, including Lehman Brothers, are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any interest or principal on the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments. Dividends, loans and other payments by Lehman Brothers are restricted by net capital and other rules of various regulatory bodies. See "Capital Requirements." The payment of dividends by Holdings' subsidiaries is contingent upon the earnings of those subsidiaries and is subject to various business considerations in addition to net capital requirements and contractual restrictions. Except as described under "Limitations on Liens" and "Consolidation, Merger and Sale of Assets", neither Indenture affords holders of Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction involving the Company that may adversely affect holders of Debt Securities.

    Since the Debt Securities will be obligations of a holding company, the ability of holders of the Debt Securities to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of such subsidiary.

    Reference is made to the applicable Prospectus Supplement for the following terms and other information with respect to the Debt Securities being offered thereby: (1) the title of such Debt Securities and whether such Debt Securities will be Senior Debt or Subordinated Debt; (2) any limit on the aggregate principal amount of such Debt Securities; (3) whether the Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, and if Bearer Securities are issued, whether Bearer Securities may be exchanged for Registered Securities and the circumstances and places for such exchange, if permitted; (4) whether the Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global Debt Securities ("Global Securities") in registered or bearer form and, if so, the identity of the depositary, if any, for such Global Security or Securities; (5) the date or dates (or manner of determining the same) on which such Debt Securities will mature; (6) the rate or rates (or manner of determining the same) at which such Debt Securities will bear interest, if any, and the date or dates from which such interest will accrue; (7) the dates (or manner of determining the same) on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates for Debt Securities which are Registered Securities, and the extent to which, or the manner in which, any interest payable on a temporary or permanent global Debt Security on an Interest Payment Date will be paid if other than in the manner described under "Global Securities" below; (8) any mandatory or optional sinking fund or analogous provisions; (9) each office or agency where, subject to the terms of the applicable Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest, if any, on the Debt Securities will be payable and each office or agency where, subject to the terms of the applicable Indenture as described below under "Denominations, Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange; (10) the date, if any, after which, and the price or prices in the currency or currency unit in which, such Debt Securities are payable pursuant to any optional or mandatory redemption provision; (11) any provisions for payment of additional amounts for taxes and any provision for redemption, in the event Holdings must comply with reporting requirements in respect of a Debt Security or must pay such additional amounts in respect of any Debt Security; (12) the terms and conditions, if any, upon which the Debt Securities of such series may be repayable prior to maturity at the option of the holder thereof (which option may be conditional) and the price or prices in the currency or currency unit in which such Debt Securities are payable; (13) the denominations in which any Debt Securities which are Registered Securities will be issuable if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Debt Securities which are Bearer Securities will be issuable if other than the denomination of $5,000; (14) the currency, currencies or currency units for which such Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and interest, if any, on such Debt Securities may be payable; (15) any index used to determine the amount of payments of principal of and premium, if any, and interest, if any, on such Debt Securities; (16) the terms and conditions, if any, pursuant to which such Debt Securities may be converted or exchanged for other securities of Holdings or any other person; (17) the terms and conditions, if any, pursuant to which the principal of and premium, if any, and interest, if any, on such Debt Securities are payable at the election of Holdings or the holder thereof, in securities or other property; and (18) other terms of the Debt Securities.

    If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of or interest, if any, on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in an applicable Prospectus Supplement relating thereto.

    One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series are described under "United States Taxation" and may be further described in an applicable Prospectus Supplement.

SENIOR DEBT

    The Debt Securities constituting part of the senior debt of Holdings (the "Senior Debt") will rank equally with all other unsecured debt of Holdings except Subordinated Debt.

SUBORDINATED DEBT

    The Debt Securities constituting part of the subordinated debt of Holdings (the "Subordinated Debt") will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all present or future Senior Debt. "Senior Debt" is defined to mean (a) any indebtedness for money borrowed or evidenced by bonds, notes, debentures or similar instruments, (b) indebtedness under capitalized leases,
(c) any indebtedness representing the deferred and unpaid purchase price of any property or business, and (d) all deferrals, renewals, extensions and refundings of any such indebtedness or obligation; except that the following does not constitute Senior Debt: (i) indebtedness evidenced by the Subordinated Debt, (ii) indebtedness which is expressly made equal in right of payment with the Subordinated Debt or subordinate and subject in right of payment to the Subordinated Debt, (iii) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables or (iv) indebtedness which is subordinated to any obligation of Holdings of the type specified in clauses (a) through (d) above. The effect of clause (iv) is that Holdings may not issue, assume or guaranty any indebtedness for money borrowed which is junior to the Senior Debt and senior to the Subordinated Debt. (Subordinated Indenture Section 1401). The Prospectus Supplement related to a particular series of Subordinated Debt will set forth the amount of Senior Debt then outstanding. The Subordinated Indenture does not limit the amount of Senior Debt or other indebtedness that may be issued.

    In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of Holdings or a substantial part of its property, (b) that (i) a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Debt or (ii) there shall have occurred an event of default (other than a default in the payment of principal of or interest or other monetary amounts due and payable) with respect to any Senior Debt, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the Subordinated Debt shall have been declared due and payable upon an Event of Default under the Subordinated Indenture and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Debt shall first be entitled to receive payment of the full amount unpaid thereon in cash before the holders of any of the Subordinated Debt are entitled to receive a payment on account of the principal, premium, if any, or interest, if any, on such Subordinated Debt.

DENOMINATIONS, REGISTRATION AND TRANSFER

    The Debt Securities will be issuable as Registered Securities without coupons and in denominations of $1,000 or any integral multiple thereof, unless an applicable Prospectus Supplement provides with respect to a series of Debt Securities that such series of Debt Securities will be issued in whole or in part as Bearer Securities and/or in different denominations. Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Securities, as described below under "Global Securities." One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Debt Securities of the series to be represented by such Global Security or Securities. If so provided with respect to a series of Debt Securities, Debt Securities of such series will be issuable solely as Bearer Securities with coupons attached or as both Registered Securities and Bearer Securities. (Section 201).

    In connection with the sale during the "restricted period" as defined in
Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold) no Bearer Security shall be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities"). A Bearer Security in definitive form (including interests in a permanent Global Security) may be delivered only if the Person entitled to receive such Bearer Security furnishes written certification, in the form required by the applicable Indenture, to the effect that such Bearer Security is not owned by or on behalf of a United States person (as defined under "Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such Bearer Security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the Bearer Security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case, (i) or (ii), such financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. (Sections 303, 304). See "Global Securities--Bearer Debt Securities" and "Limitations on Issuance of Bearer Securities."

    Registered Securities of any series (other than a Global Security) will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the applicable Indenture, definitive Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into definitive Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Any definitive Bearer Security surrendered in exchange for a definitive Registered Security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the definitive Registered Security issued in exchange for such definitive Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. (Section 305). Except as provided in an applicable Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities.

    Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by Holdings for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in each Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Holdings has appointed each Trustee as Security Registrar under the applicable Indenture. (Section 305). If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by Holdings with respect to any series of Debt Securities, Holdings may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, Holdings will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, Holdings will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. Holdings may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002).

    In the event of any redemption in part, Holdings shall not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305).

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as Holdings may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. (Sections 307 and 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. (Section 1001). No payment of interest on a Bearer Security will be made unless on the earlier of the date of the first such payment by Holdings or the delivery by Holdings of the Bearer Security in definitive form (including interests in a permanent Global Security) (the "Certification Date"), a written certificate in the form and to the effect described under "Denominations, Registration and Transfer" is provided to Holdings. No payment with respect to any Bearer Security will be made at any office or agency of Holdings in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of Holdings' Paying Agent in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002).

    Unless otherwise indicated in an applicable Prospectus Supplement, as contemplated under "Description of Securities--General", payment of principal of (and premium, if any) and any interest on Registered Securities (other than a Global Security) will be made in U.S. dollars at the office of such Paying Agent or Paying Agents as Holdings may designate from time to time, except that at the option of Holdings payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 307, 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest payment. (Section 307).

    The principal office of each Trustee under the applicable Indenture in The City of New York will be designated as Holdings' sole Paying Agent for payments with respect to Debt Securities which are issuable solely as Registered Securities and as Holdings' Paying Agent in the Borough of Manhattan, The City of New York, for payments with respect to Debt Securities (subject to the limitations described above in the case of Bearer Securities) which may be issuable as Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by Holdings for the Debt Securities will be named in an applicable Prospectus Supplement. Holdings may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, Holdings will be required to maintain a Paying Agent in each Place of Payment for such series, and if Debt Securities of a series may be issuable as Bearer Securities, Holdings will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on The Luxembourg Stock Exchange (the "Stock Exchange") or any other stock exchange located outside the United States and such stock exchange shall so require, Holdings will maintain a Paying Agent in Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series. (Section 1002).

    All moneys paid by Holdings to a Paying Agent for the payment of principal of (and premium, if any) or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to Holdings and the Holder of such Debt Security or any coupon will thereafter look only to Holdings for payment thereof. (Section 1003).

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with or on behalf of a depositary (a "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

    The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

    Debt Securities which are to be represented by a Global Security in registered form to be deposited with or on behalf of a Depositary will be registered in the name of such Depositary or its nominee. Upon the issuance of a Global Security in registered form, the Depositary for such Global Security will credit the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by Holdings, if such Debt Securities are offered and sold directly by Holdings. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depositary for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Payment of principal of, premium, if any, and any interest on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308).

    The Company expects that the Depositary for a permanent Global Security in registered form, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    A Global Security in registered form may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. If a Depositary for a permanent Global Security in registered form is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities in definitive registered form in exchange for all of the Global Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities in registered form represented by one or more Global Securities and, in such event, will issue Debt Securities in definitive form in exchange for all of the Global Securities representing such Debt Securities. (Section 305). Further, if the Company so specifies with respect to the Debt Securities of a series in registered form, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Registered Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Registered Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. (Section 305). Debt Securities of such series so issued in definitive form will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities of such series are issuable as Registered Securities, (b) as Bearer Securities in the denomination, unless otherwise specified by the Company, of $5,000 if the Debt Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities if the Debt Securities of such series are issuable in either form. See, however, "Limitations on Issuance of Bearer Securities" below for a description of certain restrictions on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global Security.

BEARER DEBT SECURITIES

    If so specified in an applicable Prospectus Supplement, pending the availability of a permanent Global Security, all or any portion of the Debt Securities of a series which may be issuable as Bearer Securities will initially be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel") for credit to the designated accounts. The interests of the beneficial owner or owners in a temporary Global Security in bearer form will be exchangeable for: (i) in whole, definitive Bearer Securities, (ii) in whole, Senior Debt Securities to be represented thereafter by one or more permanent Global Securities in bearer form, without interest coupons, and/or (iii) in whole or in part, definitive Registered Securities, (the date of such exchange, the "Exchange Date"); provided, however, that if definitive Bearer Securities have previously been issued in exchange for an interest in a permanent Global Security in bearer form representing Senior Debt Securities of the same series, then interests in such Senior Debt Securities (with certain exceptions) shall only thereafter be exchangeable, in whole, for definitive Bearer Securities, definitive Registered Securities, or any combination thereof (with certain exceptions) representing Debt Securities having the same interest rate and Stated Maturity, but only upon written certification in the form and to the effect described under "Denominations, Registration and Transfer" unless such certification has been provided on an earlier interest payment date. The beneficial owner of a Debt Security represented by a permanent Global Security in bearer form may, on the applicable Exchange Date and upon 30 days' notice to the applicable Trustee given through Euroclear or Cedel, exchange its interest in whole for definitive Bearer Securities or, if specified in an applicable Prospectus Supplement, in whole or in part, for definitive Registered Securities of any authorized denomination, provided, however, that if definitive Bearer Securities are issued in partial exchange for Senior Debt Securities represented by such permanent Global Security or by a temporary Global Security in bearer form of the same series, such issuance (with certain exceptions) shall give rise to the exchange of such permanent Global Security in whole for, at the option of the Holders, definitive Bearer Securities, definitive Registered Securities, or any combination thereof. No Bearer Security delivered in exchange for a portion of a permanent Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Sections 303 and 304).

    Unless otherwise specified in an applicable Prospectus Supplement, interest in respect of any portion of a temporary Global Security in bearer form payable in respect of an Interest Payment Date occurring prior to the issuance of a permanent Global Security in bearer form will be paid to each of Euroclear and Cedel with respect to the portion of the temporary Global Security in bearer form held for its account. Each of Euroclear and Cedel will undertake in such circumstances to credit such interest received by it in respect of a temporary Global Security in bearer form to the respective accounts for which it holds such temporary Global Security in bearer form as of the relevant Interest Payment Date, but only upon receipt in each case of written certification, in the form and to the effect described under "Denomination, Registration and Transfer."

LIMITATION ON LIENS

    So long as any Debt Securities remain outstanding, unless an applicable Prospectus Supplement relating thereto provides otherwise, Holdings will not, and will not permit any Designated Subsidiary (as defined below), directly or indirectly, to create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future common stock of a Designated Subsidiary unless the Debt Securities and, if Holdings so elects, any other indebtedness of Holdings ranking at least PARI PASSU with the Debt Securities, shall be secured equally and ratably with (or prior to) such other secured indebtedness for money borrowed so long as it is outstanding. (Section 1005).

    The term "Designated Subsidiary" means any present or future consolidated subsidiary of Holdings, the consolidated net worth of which constitutes at least 5% of the consolidated net worth of Holdings. As of May 31, 1998, Holdings' Designated Subsidiaries were Lehman Brothers, Lehman Brothers Holdings PLC, Lehman Brothers UK Holdings Limited, Lehman Brothers International (Europe), Lehman Brothers U.K. Holdings (Delaware) Inc., Structured Asset Securities Corp., Lehman Brothers Japan Inc. and Lehman Brothers Financial Products Inc.

EVENTS OF DEFAULT

    The following are Events of Default under each Indenture: (a) failure to pay principal of or premium, if any, on any Debt Security of that series when due;
(b) failure to pay interest, if any, on any Debt Security of that series and any related coupons when due, continued for 30 days; (c) failure to deposit any sinking fund payment or analogous obligation, when due, continued for 30 days, in respect of any Debt Security of that series; (d) failure to perform any other covenant of Holdings in the Indenture (other than a covenant included in the applicable Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice as provided in the Indenture; and (e) certain events in bankruptcy, insolvency or reorganization in respect of Holdings. (Section 501). In the event Subordinated Debt of a series is issued and sold to an LBH Trust or a trustee of such trust in connection with the issuance of Preferred Securities and Common Securities by such LBH Trust, the following is an additional Event of Default under the Subordinated Indenture with respect to such series of Subordinated Debt: the LBH Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with the (i) distribution of Subordinated Debt to holders of Preferred Securities and Common Securities in liquidation of their interests in the LBH Trust, (ii) the redemption of all of the outstanding Preferred Securities and Common Securities of such LBH Trust, or (iii) certain mergers, consolidations or amalgamations, each as permitted by such LBH Trust's Declaration. Each Indenture may be amended without the consent of Holders to provide for additional Events of Default with respect to any series of Debt Securities then outstanding. In addition, prior to the issuance of any series of Debt Securities, there may be additions to or modifications or deletions of the Events of Default described above with respect to such series of Debt Securities. Any such additions, modifications or deletions will be specified in an applicable Prospectus Supplement. An Event of Default with respect to a particular series of Debt Securities does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued under the same or another Indenture. The Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal, premium, if any, or interest) if it considers such withholding to be in the interest of such Holders. (Section 602).

    If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, unless the principal of all of the Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are (i) Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the series, or (ii) Indexed Securities or Dual Currency Securities, the amount determined in accordance with the specified terms of the series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained and entered, the Holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502). For information as to waiver of defaults, see "Meetings, Modification and Waiver." Each Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603). Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512). Holdings will be required to furnish to each Trustee annually a statement as to the performance by Holdings of certain of its obligations under the applicable Indenture and as to any default in such performance. (Section 1006).

SATISFACTION AND DISCHARGE

    Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Debt Securities, each Indenture provides that Holdings shall be discharged from its obligations under the Debt Securities of such series (with certain exceptions) at any time prior to the Stated Maturity or redemption thereof when (a) Holdings has irrevocably deposited with the applicable Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Debt Securities of such series are payable to pay the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest, if any, on which are fully guaranteed by, the government which issued the currency in which the Debt Securities of such series are payable, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (iii) such combination of such funds and securities as described in (i) and (ii), respectively, as will, together with the predetermined and certain income to accrue on any such securities as described in (ii), be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series and (b) Holdings has paid all other sums payable with respect to the Debt Securities of such series and (c) certain other conditions are met. Upon such discharge, the Holders of the Debt Securities of such series shall no longer be entitled to the benefits of the Indenture, except for certain rights, including registration of transfer and exchange of the Debt Securities of such series and replacement of lost, stolen or mutilated Debt Securities, and shall look only to such deposited funds or obligations for payment. (Sections 401 and 403).

DEFEASANCE OF CERTAIN OBLIGATIONS

    If the terms of the Debt Securities of any series so provide, Holdings may omit to comply with the restrictive covenants in Section 801 ("Company May Consolidate, Etc., Only on Certain Terms"), Section 1005 ("Limitations on Liens on Common Stock of Designated Subsidiaries") and any other specified covenant and any such omission with respect to such Sections shall not be an Event of Default with respect to the Debt Securities of such series, if (a) Holdings has irrevocably deposited with the applicable Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Debt Securities of such series are payable to pay the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest, if any, on which are fully guaranteed by, the government which issued the currency in which the Debt Securities of such series are payable and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series or, (iii) such combination of such funds and securities as described in (i) and (ii), respectively, as will, together with the predetermined and certain income to accrue on any such securities as described in (ii), be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series and (b) certain other conditions are met. The obligations of Holdings under the Indenture with respect to the Debt Securities of such series, other than with respect to the covenants referred to above shall remain in full force and effect. (Section
1009).

MEETINGS, MODIFICATION AND WAIVER

    Modifications and amendments of either Indenture may be made by Holdings and the applicable Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each series issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest, if any, on, any Debt Security, (b) reduce the principal amount of, or the premium, if any, or interest, if any, on, any Debt Security, (c) change any obligation of Holdings to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) adversely affect the right of repayment or repurchase, if any, at the option of the Holder, (f) reduce the amount, or postpone the date fixed for, any payment under any sinking fund or analogous provision, (g) change the place or currency or currency unit of payment of principal of or premium, if any, or interest, if any, on any Debt Security, (h) change or eliminate the right, if any, to elect payment in a coin or currency or currency unit other than that in which Debt Securities which are Registered Securities are denominated or stated to be payable, (i) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (j) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults, (k) reduce the requirements contained in either Indenture for quorum or voting, or (l) change any obligation of Holdings to maintain an office or agency in the places and for the purposes required in the applicable Indenture. (Section 902); provided, further, that if Subordinated Debt of a series is held by an LBH Trust or a trustee of such trust, no such modification or amendment shall be effective until the holders of not less than 66 2/3% of the aggregate liquidation amount of the Trust Securities of the applicable LBH Trust shall have consented to such modification or amendment; provided, further, that where a consent under the Subordinated Indenture would require the consent of the holders of more than 66 2/3% of the principal amount of such series of Subordinated Debt, such modification or amendment shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities of the applicable LBH Trust shall have consented to such modification or amendment.

    The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by Holdings with certain restrictive provisions of the applicable Indenture. (Section 1007). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series and any coupons appertaining thereto waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of or premium, if any, or interest, if any, on any Debt Security of that series or in the payment of any sinking fund installment or analogous obligation or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513). If Subordinated Debt of a series is held by an LBH Trust or a trustee of such trust, such waiver shall not be effective until the holders of a majority in aggregate liquidation amount of Trust Securities of the applicable LBH Trust shall have consented to such waiver; provided, further, that where a consent under the Subordinated Indenture would require the consent of the holders of more than a majority in principal amount of such series of Subordinated Debt, such waiver shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities of the applicable LBH Trust shall have consented to such waiver.

    Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. A meeting may be called at any time by the applicable Trustee, and also, upon request, by Holdings or Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1302). Except as limited by the proviso in the second preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as limited by the proviso in the second preceding paragraph, any resolution with respect to any consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of 66 2/3% in principal amount of the Outstanding Debt Securities of that series; and provided, further, that, except as limited by the proviso in the second preceding paragraph, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series, the persons holding or representing 66 2/3% in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section
1304).

CONSOLIDATION, MERGER AND SALE OF ASSETS

    Holdings may, without the consent of any Holders of Outstanding Debt Securities, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any Person, and any other Person may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, Holdings, provided that (i) the Person (if other than Holdings) formed by such consolidation or into which Holdings is merged or which acquires or leases the assets of Holdings substantially as an entirety is organized under the laws of any United States jurisdiction and assumes Holdings' obligations on the Debt Securities and under the Indenture, (ii) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) certain other conditions are met. (Section 801).

NOTICES

    Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Debt Securities, notices to Holders of Bearer Securities will be given by publication in a daily newspaper in the English language of general circulation in The City of New York and in London, and so long as such Bearer Securities are listed on the Stock Exchange and the Stock Exchange shall so require, in a daily newspaper of general circulation in Luxembourg or, if not practical, elsewhere in Western Europe. Such publication is expected to be made in THE WALL STREET JOURNAL, the FINANCIAL TIMES and the LUXEMBURGER WORT. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101 and 106).

TITLE

    Title to any temporary global Debt Security, any permanent global Debt Security, any Bearer Securities and any coupons appertaining thereto will pass by delivery. Holdings, each Trustee and any agent of Holdings or the applicable Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308).

REPLACEMENT OF DEBT SECURITIES AND COUPONS

    Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by Holdings at the expense of the Holder upon surrender of such Debt Security to the applicable Trustee. Debt Securities or coupons that become destroyed, stolen or lost will be replaced by Holdings at the expense of the Holder upon delivery to the applicable Trustee of the Debt Security and coupons or evidence of the destruction, loss or theft thereof satisfactory to Holdings and the applicable Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon an indemnity satisfactory to the applicable Trustee and Holdings may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 306).

CONCERNING THE TRUSTEES

    Business and other relationships (including other trusteeships) between, on the one hand, Holdings and its affiliates and, on the other hand, the Trustee under the Indenture pursuant to which any of the

Debt Securities to which an applicable Prospectus Supplement accompanying this Prospectus relates are described in such Prospectus Supplement.

CERTAIN PROVISIONS APPLICABLE TO LBH TRUSTS

    In the event Subordinated Debt of a series is issued and sold to an LBH Trust or a trustee of such trust in connection with the issuance of Trust Securities by such LBH Trust, such Subordinated Debt subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such LBH Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt will be issued to an LBH Trust or a trustee of such trust in connection with the issuance of Trust Securities by such LBH Trust. In each certificate evidencing Subordinated Debt of a series held by an LBH Trust or a trustee of such trust, Holdings will covenant that, so long as any Trust Securities issued by such LBH Trust remain outstanding, if (i) there shall have occurred any Event of Default under the Subordinated Indenture with respect to such series of Subordinated Debt, (ii) Holdings shall be in default with respect to its payment of any obligations under its Guarantee with respect to such LBH Trust or (iii) Holdings shall have given notice of its election of an Extension Period as provided in the certificate evidencing such Subordinated Debt and shall not have rescinded such notice, or such Extension Period or any extension thereof shall be continuing, then Holdings will not, and will not permit any subsidiary to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Holdings' capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Holdings that rank on a parity with or junior in interest to such Subordinated Debt or make any guarantee payments with respect to any guarantee by Holdings of the debt securities of any subsidiary of Holdings if such guarantee ranks on a parity with or junior in interest to such Subordinated Debt (other than (a) dividends or distributions in common stock of Holdings, (b) payments under the applicable Guarantee made by Holdings in respect of the Trust Securities of such LBH Trust, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of Holdings' benefit plans).

    In the event Subordinated Debt of a series is issued to an LBH Trust or a trustee of such trust in connection with the issuance of Trust Securities of such LBH Trust, for so long as such Trust Securities remain outstanding, Holdings will covenant (i) to maintain directly or indirectly 100% ownership of the Common Securities of such LBH Trust, (ii) to cause such LBH Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by such LBH Trust's Declaration, (iii) to use its commercially reasonable efforts to ensure that such LBH Trust will not be an "investment company" for purposes of the Investment Company Act and (iv) to take no action that would be reasonably likely to cause such LBH Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

                      DESCRIPTION OF PREFERRED SECURITIES

    Each LBH Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each LBH Trust will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under each Declaration. The Preferred Securities will represent undivided beneficial ownership interests in the assets of the LBH Trusts and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration. This Prospectus contains a description of all material provisions of each Declaration. The summary of such provisions does not purport to be complete; a copy of the form of such Declarations is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. All capitalized terms set forth below have the meanings specified in the form of Declaration.

    The Preferred Securities will have such terms, including as to Distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration of the LBH Trust issuing such Preferred Securities or made part of such Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of an LBH Trust for specific terms, including (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such LBH Trust,
(iii) the annual Distribution rate (or method of determining such rate) for Preferred Securities issued by such LBH Trust and the date or dates upon which such Distributions shall be payable, (iv) whether Distributions on Preferred Securities issued by such LBH Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates form which distributions on Preferred Securities issued by such LBH Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such LBH Trust to the Holders of Preferred Securities of such LBH Trust upon voluntary or involuntary dissolution, winding-up or termination of such LBH Trust, (vi) the obligation, if any, of such LBH Trust to purchase or redeem Preferred Securities issued by such LBH Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such LBH Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (vii) the voting rights, if any, of Preferred Securities issued by such LBH Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Declaration of such LBH Trust, and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such LBH Trust, consistent with the Declaration of such LBH Trust and with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

    In connection with the issuance of Preferred Securities, each LBH Trust will issue one series of Common Securities, having such terms, including as to Distributions, redemption, voting, liquidation rights or such restrictions, as shall be set forth in the Declaration of the LBH Trust issuing such Common Securities or made part of such Declaration by the Trust Indenture Act. The terms of the Common Securities issued by such LBH Trust will be substantially identical to the terms of the Preferred Securities issued by such LBH Trust. The Common Securities will rank on a parity, and payments will be made thereon pro rata, with such Preferred Securities except that upon a Trust Enforcement Event under the Declaration of such LBH Trust, the rights of the holders of such Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the holders of Common Securities of an LBH Trust will also be entitled to vote and appoint, remove or replace any of the LBH Trustees of such LBH Trust. All of the Common Securities of an LBH Trust will be directly or indirectly owned by Holdings.

    If a Trust Enforcement Event with respect to a Declaration of any LBH Trust occurs and is continuing, then the holders of Preferred Securities of such LBH Trust would rely on the enforcement by the Property Trustee of its rights as a holder of Subordinated Debt against the Company. In addition, the Holders of a majority in liquidation amount of such Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under such Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of Subordinated Debt.

    An Event of Default under the Subordinated Indenture that has occurred and is continuing constitutes a "Trust Enforcement Event" under the Declaration with respect to any LBH Trust, provided that pursuant to such Declaration, the holder of the Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Common Securities until all Trust Enforcement Events with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Event with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Preferred Securities and only the Holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under such Declaration, and therefore the Subordinated Indenture.

    Upon the occurrence of a Trust Enforcement Event, the Property Trustee, as the holder of Subordinated Debt, will have the right under the Subordinated Indenture to declare the principal of and premium, if any, and interest on such Subordinated Debt to be immediately due and payable.

    If the Property Trustee fails to enforce its rights with respect to Subordinated Debt, any Holder of Preferred Securities may, to the extent permitted by applicable law, institute a legal proceeding directly against Holdings to enforce the Property Trustee's rights under such Subordinated Debt without first instituting any legal proceeding against the Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of Holdings to pay principal of and premium, if any, and interest or other required payments on Subordinated Debt on the date such interest, principal or other payment is otherwise payable, then a Holder of Preferred Securities of such LBH Trust may, on or after the respective due dates specified in such Subordinated Debt, institute a proceeding directly against Holdings under the Subordinated Indenture for enforcement of payment on such Subordinated Debt having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such Holder (a "Direct Action"). In connection with such Direct Action, the rights of Holdings will be subrogated to the rights of such Holder of Preferred Securities under such Declaration to the extent of any payment made by Holdings to such Holder of Preferred Securities in such Direct Action. Consequently, Holdings will be entitled to payment of amounts that a Holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such Holder receives or has already received full payment with respect to such unpaid distribution from an LBH Trust. The Holders of Preferred Securities of an LBH Trust will not be able to exercise directly any other remedy available to the holders of Subordinated Debt.

                           DESCRIPTION OF GUARANTEES

    A Guarantee will be executed and delivered by Holdings concurrently with the issuance by an LBH Trust of Preferred Securities for the benefit of the Holders from time to time of such Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). This Prospectus contains a description of all material provisions of each Guarantee. The summary of such provisions does not purport to be complete; a copy of the form of such Guarantees is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. All capitalized terms set forth below have the meanings specified in the form of Guarantee. The Guarantee Trustee will hold each Guarantee for the benefit of the Holders of the Preferred Securities of an LBH Trust.

GENERAL

    Pursuant to and to the extent set forth in each Guarantee, and except as otherwise set forth in the applicable Prospectus Supplement, Holdings will irrevocably and unconditionally agree to pay in full the Guarantee Payments (as defined below) to the Holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such LBH Trust may have or assert. The following payments or Distributions with respect to the Preferred Securities, to the extent not paid by or on behalf of such LBH Trust (the "Guarantee Payments"), will be subject to such Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such LBH Trust has sufficient funds available therefor at the time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such LBH Trust has sufficient funds available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such LBH Trust (unless Subordinated Debt are distributed to Holders of the Preferred Securities), the lesser of (a) the aggregate liquidation amount of the Preferred Securities and all accumulated and unpaid Distributions thereon to the date of payment and (b) the amount of assets of such LBH Trust remaining available for distribution to Holders of such Preferred Securities. Holdings' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Holdings to the Holders of the applicable Preferred Securities or by causing such LBH Trust to pay such amounts to such Holders.

    Each Guarantee will apply only to the extent that the applicable LBH Trust has sufficient funds available to make such payments. If Holdings does not make interest payments on Subordinated Debt held by an LBH Trust, such LBH Trust will not be able to pay Distributions on the Preferred Securities issued by such LBH Trust and will not have funds legally available therefor.

    Holdings will also irrevocably and unconditionally guarantee the obligations of any LBH Trust with respect to such LBH Trust's Common Securities to the same extent as the Guarantee of the Preferred Securities of such LBH Trust, except that upon the occurrence and the continuation of a Trust Enforcement Event with respect to such LBH Trust, holders of such Preferred Securities shall have a priority over holders of such Common Securities with respect to Distributions and payments on liquidation, redemption or otherwise.

    Holdings will, through the Declaration, the Guarantee, the Subordinated Debt and the Subordinated Indenture, taken together, fully and unconditionally guarantee each LBH Trust's obligations under the Preferred Securities of such LBH Trust. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of each LBH Trust's obligations under the Preferred Securities of such LBH Trust.

STATUS OF THE GUARANTEES

    Each Guarantee will constitute an unsecured obligation of Holdings and will rank (i) subordinate and junior in right of payment to all other liabilities of Holdings, (ii) on a parity with the most senior preferred or preference stock now or hereafter issued by Holdings and with any guarantee now or hereafter entered into by Holdings in respect of any preferred securities of any affiliate of Holdings and (iii) senior to Holding's common stock. The Guarantees will not place a limitation on the amount of additional Senior Debt that may be incurred by Holdings.

    Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against Holdings to enforce its rights under a Guarantee without first instituting a legal proceeding against any other person or entity). Each such Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the applicable LBH Trust or upon distribution of Subordinated Debt to the holders of the applicable Preferred Securities in exchange for all such Preferred Securities.

CERTAIN COVENANTS OF HOLDINGS

    In each Guarantee, Holdings will covenant that, so long as any Trust Securities issued by the applicable LBH Trust remain outstanding, if (i) there shall have occurred any Event of Default under the

Subordinated Indenture with respect to the applicable series of Subordinated Debt held by such LBH Trust, (ii) Holdings shall be in default with respect to its payment of any obligations under such Guarantee or (iii) Holdings shall have given notice of its election of an Extension Period as provided in the certificate evidencing such Subordinated Debt and shall not have rescinded such notice, or such Extension Period or any extension thereof shall be continuing, then Holdings will not, and will not permit any subsidiary to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Holdings' capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Holdings that rank on a parity with or junior in interest to Subordinated Debt or make any guarantee payments with respect to any guarantee by Holdings of the debt securities of any subsidiary of Holdings if such guarantee ranks on a parity with or junior in interest to such Subordinated Debt (other than (a) dividends or distributions in common stock of Holdings, (b) payments under the applicable Guarantee made by Holdings in respect of the Trust Securities of such LBH Trust, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of Holdings' benefit plans).

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of Preferred Securities to which a Guarantee relates (in which case no consent of such holders will be required), a Guarantee may not be amended without the prior approval of the holders of not less than 66 2/3% of the aggregate liquidation amount of the outstanding Preferred Securities to which a Guarantee relates. The manner of obtaining any such approval will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Holdings and shall inure to the benefit of the Holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

    An event of default under a Guarantee will occur upon the failure of Holdings to perform any of its payment or other obligations thereunder. The Holders of not less than a majority in aggregate liquidation amount of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

    If the Guarantee Trustee fails to enforce a Guarantee, then any Holder of Preferred Securities to which such Guarantee relates may institute a legal proceeding directly against Holdings to enforce the Guarantee Trustee's rights under such Guarantee, without first instituting a legal proceeding against the LBH Trust that issued such Preferred Securities, the Guarantee Trustee or any other person or entity.

    Holdings, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not Holdings is in compliance with all the conditions and covenants applicable to it under any outstanding Guarantees.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, other than during the occurrence and continuance of a default by Holdings in performance of a Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to a Guarantee (that has not been cured or waived) that is actually known to a responsible officer of the Guarantee Trustee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any Holder of Preferred Securities to which such Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

    Each Guarantee will terminate as to the Preferred Securities issued by an LBH Trust and be of no further force and effect upon full payment of the Redemption Price of all Preferred Securities of such LBH Trust, upon full payment of the amounts payable upon liquidation of such LBH Trust or upon distribution of Subordinated Debt held by such LBH Trust to the holders of the Preferred Securities of such LBH Trust in exchange for all of the Preferred Securities of such LBH Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of related Preferred Securities issued by an LBH Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

    The Guarantees will be governed by and construed and interpreted in accordance with the laws of the State of New York.

                     DESCRIPTION OF OFFERED PREFERRED STOCK

    The following is a description of certain general terms and provisions of the Offered Preferred Stock. The particular terms of any series of any such Offered Preferred Stock will be described in an applicable Prospectus Supplement. If so indicated in such a Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

    The summary of terms of any Offered Preferred Stock contained in this Prospectus and in an applicable Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of Holdings' Restated Certificate of Incorporation (the "Restated Certificate of Incorporation"), filed as an exhibit to the Registration Statements of which this Prospectus is a part, and the certificate of designations relating to such series of Preferred Stock (the "Certificate of Designation"), the form of which is filed as an exhibit to the Registration Statement and which will be filed with the Secretary of State of Delaware, at or prior to the time of issuance of such series of Preferred Stock.

GENERAL

    The Restated Certificate of Incorporation authorizes the issuance of 38,000,000 shares of Preferred Stock, $1.00 par value per share. As of May 31, 1998, there were 32,100 shares of Cumulative Convertible Voting Preferred Stock, Series A (the "Series A Preferred Stock"), 12,967,900 shares of Cumulative Convertible Voting Preferred Stock, Series B (the "Series B Preferred Stock"), 500,000 shares of 5.94% Cumulative Preferred Stock, Series C (the "Series C Preferred Stock") and 1,000 shares of Redeemable Voting Preferred Stock (the "Redeemable Preferred Stock") issued and outstanding.

    SERIES A PREFERRED STOCK. The shares of Series A Preferred Stock are entitled to receive preferential dividends, as and when declared by the Board of Directors out of funds legally available therefor, in an amount equal to $1.955 per share per annum, payable quarterly on a cumulative basis. The liquidation preference of the Series A Preferred Stock is equal to $39.10 plus accumulated and unpaid dividends. Holdings may redeem the Series A Preferred Stock at any time in whole or in part, at a price per share equal to $39.10, but only if there is a public market for the Holdings' common stock and the average market price of shares of Holdings' common stock exceeds the conversion price on the date notice of redemption is given.

    Each share of Series A Preferred Stock is convertible, at any time prior to the date of redemption, into 0.3178313 of a share of Holdings' common stock, subject to adjustment, provided that at least 250,000 shares of Series A Preferred Stock (or such lesser number of shares then outstanding) must be converted each time. Holders of Series A Preferred Stock are entitled to vote, together with the holders of Holdings' common stock as one class (except as otherwise required by law), on all matters to be voted on by stockholders of Holdings. Each share of Series A Preferred Stock is entitled to the number of votes per share equal to the quotient obtained by dividing $39.10 by the conversion price then in effect. In addition, the holders of the Series A Preferred Stock have voting rights in certain other circumstances.

    SERIES B PREFERRED STOCK. The terms of the Series B Preferred Stock (including dividend rate, voting rights and liquidation preference) are identical in all material respects to the terms of the Series A Preferred Stock, except that conversion of the Series B Preferred Stock is not subject to the restriction in the terms of the Series A Preferred Stock requiring that at least 250,000 shares thereof be converted at any one time.

    SERIES C PREFERRED STOCK. The Company issued depositary receipts for 5,000,000 Depositary Shares, each of which represents 1/10th of a share of Series C Preferred Stock. The shares of Series C Preferred Stock are entitled to receive preferential dividends, as and when declared by the Board of Directors out of funds legally available therefor, in an amount equal to $29.70 per share per annum (equivalent to $2.97 per Depositary Share), payable quarterly on a cumulative basis. The amount of dividends payable in respect of the Series C Preferred Stock will be adjusted in the event of certain amendments to the Internal Revenue

Code of 1986, as amended. The liquidation preference of the Series C Preferred Stock is equal to $500.00 per share (equivalent to $50.00 per Depositary Share) plus accumulated and unpaid dividends. On and after May 31, 2008, Holdings may redeem shares of Series C Preferred Stock at a price per share equal to $500.00 (equivalent to $50.00 per Depositary Share) plus accumulated and unpaid dividends. The Series C Preferred Stock has no voting rights except as required by law, in the event that dividends are in arrears for six calendar quarters and in certain other limited circumstances. If the holders of Series C Preferred Stock are entitled to vote, each share has one vote per share.

    REDEEMABLE PREFERRED STOCK. As of the date of this Prospectus, American Express Company and Nippon Life Insurance Company together own all of the issued and outstanding shares of Redeemable Preferred Stock.

    The shares of Redeemable Preferred Stock are entitled to receive preferential dividends, as and when declared by the Board of Directors out of funds legally available therefor, on a cumulative basis. Beginning on December 1, 1994, the holders of Redeemable Preferred Stock are entitled to receive annual dividends in an amount equal to, in the aggregate, 50% of the amount, if any, by which the Company's net income for the applicable dividend period for the fiscal year exceeds $400 million, up to a maximum of $50 million for any such period (pro rated for the last dividend period which runs from December 1, 2001 to May 31, 2002) (the "Dividend Formula"). The liquidation preference per share of the Redeemable Preferred Stock is $1.00 plus accumulated and unpaid dividends and accrued interest, if any, thereon at a specified rate.

    Subject to funds being legally available therefor, Holdings is required to redeem all of the Redeemable Preferred Stock on the final dividend payment date therefor, or as soon as practicable thereafter when funds become legally available, at a price per share equal to the liquidation preference referred to above. In addition, if a Designated Event (as defined in the Restated Certificate of Incorporation) occurs, the holders of the Redeemable Preferred Stock have the right to require Holdings to redeem, out of funds legally available therefor, all of the Redeemable Preferred Stock for an aggregate redemption price equal to $200 million if such Designated Event takes place prior to November 30, 1998, declining $50 million per year thereafter.

    Holders of Redeemable Preferred Stock are entitled to vote, together with the holders of Holdings' common stock as one class, on all matters to be voted on by stockholders of Holdings. Notwithstanding the foregoing, American Express has agreed that so long as it or any of its subsidiaries holds any shares of the Redeemable Preferred Stock, it will vote such shares in the same proportion as the votes cast by the holders of shares of Holdings' common stock on matters to be voted on by stockholders of Holdings generally. Each share of Redeemable Preferred Stock is entitled to 1,059 votes. In addition, if the equivalent of six quarterly dividends (whether or not consecutive) to which the holders of the Redeemable Preferred Stock are entitled in accordance with the Dividend Formula, or to which the holders of any Parity Preferred Stock are entitled pursuant to the terms of such Parity Preferred Stock, are in arrears, then the authorized number of directors of Holdings shall be increased by two and the holders of the Redeemable Preferred Stock will have the right (voting as a class with the holders of any other Parity Preferred Stock of Holdings upon which like voting rights have been conferred and are exercisable) to elect such two directors until such time as all accumulated dividends have been paid. In addition, the holders of Redeemable Preferred Stock have voting rights in certain other circumstances.

                            ------------------------

    Subject to the Restated Certificate of Incorporation and to any limitations contained in then outstanding Preferred Stock, Holdings may issue additional classes or series of Preferred Stock, at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors or any duly authorized committee thereof shall determine, all without further action of the stockholders, including holders of then outstanding Preferred Stock, of Holdings.

    The Offered Preferred Stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in an applicable Prospectus Supplement. Reference is made to such Prospectus Supplement for specific terms, including (1) the designation of such Offered Preferred Stock;
(2) the number of shares of such Offered Preferred Stock, the liquidation preference per share and the initial offering price of such Offered Preferred Stock; (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Offered Preferred Stock; (4) the date from which dividends on such Offered Preferred Stock shall accumulate, if applicable; (5) the procedures for any auction and remarketing, if any, of such Offered Preferred Stock; (6) the provision of a sinking fund, if any, for such Offered Preferred Stock; (7) the provision for redemption, if applicable, of such Offered Preferred Stock; (8) any listing of such Offered Preferred Stock on any securities exchange; (9) the terms and conditions, if applicable, upon which such Offered Preferred Stock will be convertible into or exchangeable for Holdings' common stock or other securities, and whether at the option of the holder thereof or the Company; (10) whether such Offered Preferred Stock will rank senior or junior to or on a parity with any other class or series of Offered Preferred Stock; (11) the voting rights, if any, of such Offered Preferred Stock; (12) any conversion or exchange rights of such Offered Preferred Stock; (13) whether Holdings has elected to offer Depositary Shares with respect to such Offered Preferred Stock as described below under "Depositary Shares"; (14) any other specific terms, preferences, rights limitations or restrictions of such Offered Preferred Stock; and (15) a discussion of Federal income tax considerations applicable to such Offered Preferred Stock.

    The Offered Preferred Stock will, when issued, be fully paid and non-assessable.

RANK

    Each series of Offered Preferred Stock will, with respect to dividends or upon liquidation, dissolution or winding up, rank (i) senior to all common stock of Holdings, and to all equity securities issued by Holdings the terms of which specifically provide that such equity securities rank junior to such Offered Preferred Stock (collectively referred to as "Junior Securities"); (ii) on a parity with equity securities issued by Holdings if the terms of such Offerred Preferred Stock provide that it shall rank on a parity with such equity securities (collectively referred to as "Parity Preferred Stock"); and (iii) junior to all equity securities issued by Holdings the terms of which specifically provide that such equity securities rank senior to such Offered Preferred Stock (collectively referred to as "Senior Securities").

    Each series of Offered Preferred Stock will rank on a parity with the Series A Preferred Stock, the Series B Preferred Stock and the Redeemable Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

DIVIDENDS

    Holders of shares of Offered Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends payable on such dates and at such rates per share per annum as set forth in an applicable Prospectus Supplement. Each such dividend will be payable to the holders of record as they appear on the stock books of Holdings (or, if applicable, the records of the Depositary referred to below under "Depositary Shares") on such record dates as will be fixed by the Board of Directors or a duly authorized committee thereof, or specified in such Prospectus Supplement. No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Offered Preferred Stock, dividends for all dividend payment periods of such Offered Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of Offered Preferred Stock next preceding such dividend payment date, on the other hand.

    Except as set forth in the preceding sentence, unless full cumulative dividends on the Offered Preferred Stock have been paid through the most recently completed dividend period for such Offered Preferred Stock, no dividends (other than in Holdings' common stock) may be paid or declared and set aside for payment or other distribution made upon such common stock or on any other stock of Holdings that are Junior Securities or Parity Preferred Stock as to dividends, nor may any Holdings' common stock or shares of any other stock of Holdings that are Junior Securities or Parity Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any preferred stock of Holdings in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of such Offered Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment), provided that any such Junior Securities or Parity Preferred Stock or Holdings' common stock may be converted into or exchanged for shares of stock that are Junior Securities as to dividends.

    Payment of dividends on any series of Offered Preferred Stock may be restricted by loan agreements, indentures or other transactions entered into by Holdings.

CONVERTIBILITY

    No series of Offered Preferred Stock offered hereby will be convertible into, or exchangeable for, other securities or property except as set forth in an applicable Prospectus Supplement.

REDEMPTION AND SINKING FUND

    No series of Offered Preferred Stock offered hereby will be redeemable or receive the benefit of a sinking fund except as set forth in an applicable Prospectus Supplement.

LIQUIDATION

    Upon any voluntary or involuntary liquidation, dissolution or winding up of Holdings, holders of any series of Offered Preferred Stock then outstanding shall be entitled to receive out of the assets of Holdings available for distribution to its stockholders, after any distribution is made to or set aside for holders of Senior Securities and before any distribution is made to holders of Junior Securities, the liquidation preference per share specified in an applicable Prospectus Supplement, if any, in each case together with any accumulated and unpaid dividends. After payment of the full amount of the liquidation preference and such dividends, the holders of shares of Offered Preferred Stock will not be entitled to any further participation in any distribution of assets by Holdings. If, upon any liquidation, dissolution or winding up of the assets of Holdings, the assets of Holdings, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. Neither a consolidation or merger of Holdings with or into any other corporation, nor a merger of any other corporation with or into Holdings, nor a sale or transfer of all or any part of Holdings' assets shall be considered a liquidation, dissolution or winding up of Holdings.

    The Restated Certificate of Incorporation does not contain any language requiring funds to be set aside to protect the liquidation preference of the Offered Preferred Stock, although such liquidation preference may be substantially in excess of the par value of the Offered Preferred Stock. In addition, Holdings is not aware of any provision of Delaware law or any controlling decision of the courts of the State of Delaware (the state of incorporation of Holdings) that requires a restriction upon the surplus of Holdings solely because the liquidation preference of Offered Preferred Stock will exceed its par value.

Consequently, there will be no restriction upon surplus of Holdings solely because the liquidation preference of Offered Preferred Stock will exceed the par value and there will be no remedies available to holders of Offered Preferred Stock before or after the payment of any dividend, other than in connection with the liquidation of Holdings, solely by reason of the fact that such dividend would reduce the surplus of Holdings to an amount less than the difference between the liquidation preference of Offered Preferred Stock and its par value.

VOTING

    Except as provided by Delaware law, no series of Offered Preferred Stock will be entitled to vote except as provided in an applicable Prospectus Supplement.

MISCELLANEOUS

    The holders of Offered Preferred Stock will have no preemptive rights. Shares of Offered Preferred Stock redeemed or otherwise reacquired by Holdings shall be retired and, upon the taking of any action required by applicable law, resume the status of authorized and unissued shares of Offered Preferred Stock undesignated as to series, and shall be available for subsequent issuance. The shares of a series of Offered Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in an applicable Prospectus Supplement, the Restated Certificate of Incorporation or the related Certificate of Designation or as otherwise required by law. Neither the par value nor the liquidation preference is indicative of the price at which the Offered Preferred Stock will actually trade on or after the date of issuance.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for each series of Offered Preferred Stock will be described in an applicable Prospectus Supplement.

DEPOSITARY SHARES

    GENERAL. Holdings may, at its option, elect to offer fractional shares of Offered Preferred Stock, rather than full shares of Offered Preferred Stock. In the event such option is exercised, Holdings will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Offered Preferred Stock) of a share of a particular series of Offered Preferred Stock as described below.

    The shares of any series of Offered Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between Holdings and a bank or trust company selected by Holdings having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Offered Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Offered Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

    The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Offered Preferred Stock in accordance with the terms of the offering. Copies of the forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

    Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of Holdings, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at Holdings' expense. In addition, subject to the terms of the Deposit Agreement, holders of Depositary Shares are entitled to withdraw and receive, upon surrender of Depositary Receipts, certificates evidencing the fractional number of shares of Offered Preferred Stock represented by such Depositary Receipts.

    DIVIDENDS AND OTHER DISTRIBUTIONS. The Depositary will distribute all cash dividends or other cash distributions received in respect of the Offered Preferred Stock to the record holders of Depositary Shares relating to such Offered Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

    In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of Holdings, sell such property and distribute the net proceeds from such sale to such holders.

    REDEMPTION OF DEPOSITARY SHARES. If a series of Offered Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Offered Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Offered Preferred Stock. Whenever Holdings redeems shares of Offered Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Offered Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

    VOTING THE OFFERED PREFERRED STOCK. Upon receipt of notice of any meeting at which the holders of the Offered Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Offered Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Offered Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Offered Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Offered Preferred Stock represented by such Depositary Shares in accordance with such instructions, and Holdings will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Offered Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Offered Preferred Stock.

    AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between Holdings and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by Holdings or the Depositary only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the Offered Preferred Stock in connection with any liquidation, dissolution or winding up of Holdings and such distribution has been distributed to the holders of Depositary Receipts.

    CHARGES OF DEPOSITARY. Holdings will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Holdings will pay charges of the Depositary in connection with the initial deposit of the Offered Preferred Stock and any redemption of the Offered Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of Offered Preferred Stock upon surrender of Depositary Receipts, as are expressly provided in the Deposit Agreement to be for their accounts.

    MISCELLANEOUS. The Depositary will forward to holders of Depositary Receipts all reports and communications from Holdings that are delivered to the Depositary and which Holdings is required to furnish to the holders of the Offered Preferred Stock.

    Neither the Depositary nor Holdings will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of Holdings and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Offered Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Offered Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

    RESIGNATION AND REMOVAL OF DEPOSITARY. The Depositary may resign at any time by delivering to Holdings notice of its election to do so, and Holdings may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

    In compliance with United States federal tax laws and regulations, Bearer Securities may not be offered or sold during the restricted period (as defined under "Description of Debt Securities--Denominations, Registration and Transfer"), or delivered in definitive form in connection with a sale during the restricted period, in the United States or to United States persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Code), (ii) a foreign central bank (as defined in
Section 895 of the Code), or (iii) any underwriter, agent, or dealer offering or selling Bearer Securities during the restricted period (a "Distributor") pursuant to a written contract with the issuer or with another Distributor, that purchases Bearer Securities for resale or for its own account and agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code. In addition, a sale of a Bearer Security may be made during the restricted period to a United States person who acquired and holds the Bearer Security on the Certification Date through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling Bearer Securities during the restricted period must agree not to offer or sell Bearer Securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling Bearer Securities are aware of these restrictions.

    Bearer Securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code."

    Purchasers of Bearer Securities may be affected by certain limitations under United States tax laws. See "United States Taxation--Backup Withholding and Information Reporting." As used herein, a "United States person" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust that is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. The term "Non-United States Holder" means any Holder which is not a United States person.

                             UNITED STATES TAXATION

    In the opinion of Simpson Thacher & Bartlett, special United States tax counsel to the Company, the following discussion is an accurate summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Debt Securities as of the date hereof. Except where noted, it deals only with Debt Securities held as capital assets by United States Holders and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, life insurance companies, persons holding Debt Securities or Depositary Shares as a part of a hedging, conversion or constructive sale transaction or a straddle or United States Holders whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. This summary deals only with Debt Securities that are classified as debt for United States federal income tax purposes. Any special United States federal income tax considerations relevant to a particular issue of Debt Securities or Depositary Shares will be provided in the applicable Prospectus Supplement. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF DEBT SECURITIES OR DEPOSITARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

    Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

PAYMENTS OF INTEREST

    Except as set forth below, interest on a Debt Security will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes. As used herein, a "United States Holder" of a Debt Security means a holder that is a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust that is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code. A "Non-United States Holder" is a holder that is not a United States Holder.

ORIGINAL ISSUE DISCOUNT

    United States Holders of Debt Securities issued with original issue discount ("OID") will be subject to special tax accounting rules, as described in greater detail below. United States Holders of such Debt Securities should be aware that they generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, United States Holders of such Debt Securities generally will not be required to include separately in income cash payments received on the Debt Securities, even if denominated as interest, to the extent such payments do not constitute qualified stated interest (as defined below). Debt Securities issued with OID will be referred to as "Original Issue Discount Debt Securities." Notice will be given in the applicable Prospectus Supplement when the Company determines that a particular Debt Security will be an Original Issue Discount Debt Security. This summary is based upon Treasury regulations applicable to debt instruments issued with OID (the "OID Regulations").

    A Debt Security with an "issue price" that is less than its stated redemption price at maturity (the sum of all payments to be made on the Debt Security other than "qualified stated interest") will be issued with OID if such difference is at least 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each Debt Security in a particular offering will be the first price at which a substantial amount of that particular offering is sold (other than to an underwriter, placement agent or wholesaler). The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more indices. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Notice will be given in the applicable Prospectus Supplement when the Company determines that a particular Debt Security will bear interest that is not qualified stated interest.

    In the case of a Debt Security issued with de minimis OID (I.E., discount that is not OID because it is less than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity), the United States Holder generally must include such de minimis OID in income as principal payments on the Debt Securities are made in proportion to the stated principal amount of the Debt Security. Any amount of de minimis OID that has been included in income shall be treated as capital gain.

    Original Issue Discount Debt Securities that may be redeemed prior to their stated maturity at the option of the Company and/or at the option of the Holder may be subject to rules that differ from the general rules discussed herein. Persons considering the purchase of Original Issue Discount Debt Securities with such features should carefully examine the applicable Prospectus Supplement and should consult their own tax advisors with respect to such features since the tax consequences with respect to OID will depend, in part, on the particular terms and features of the Debt Securities.

    United States Holders of Original Issue Discount Debt Securities with a maturity upon issuance of more than one year must, in general, include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID includible in income by the initial United States Holder of an Original Issue Discount Debt Security is the sum of the "daily portions" of OID with respect to the Debt Security for each day during the taxable year or portion of the taxable year in which such United States Holder held such Debt Security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an Original Issue Discount Debt Security may be of any length and may vary in length over the term of the Debt Security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (a) the product of the Debt Security's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a Debt Security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any payments made on such Debt Security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, a United States Holder will have to include in income increasingly greater amounts of OID in successive accrual periods. The Company is required to provide information returns stating the amount of OID accrued on Debt Securities held of record by persons other than corporations and other exempt holders.

    In the case of certain Original Issue Discount Debt Securities that are floating rate Debt Securities, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the Debt Security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Debt Security on its date of issue or, in the case of certain floating rate Debt Securities, the rate that reflects the yield to maturity that is reasonably expected for the Debt Security. Additional rules may apply if interest on a floating rate Debt Security is based on more than one interest index. Persons considering the purchase of floating rate Debt Securities should carefully examine the applicable Prospectus Supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such Debt Securities.

    United States Holders may elect to treat all interest on any Debt Security as OID and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election is to be made for the taxable year in which the United States Holder acquired the Debt Security, and may not be revoked without the consent of the IRS. UNITED STATES HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS ABOUT THIS ELECTION.

SHORT-TERM DEBT SECURITIES

    In the case of Original Issue Discount Debt Securities having a term of one year or less ("Short-Term Debt Securities"), under the OID Regulations all payments (including all stated interest) will be included in the stated redemption price at maturity and, thus, United States Holders will generally be taxable on the discount in lieu of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a Short-Term Debt Security, unless the United States Holder elects to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method United States Holders of a Short-Term Debt Security are not required to include accrued discount in their income currently unless they elect to do so (but may be required to include any stated interest in income as it is received). United States Holders that report income for federal income tax purposes on the accrual method and certain other United States Holders are required to accrue discount on such Short-Term Debt Securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a United States Holder that is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Debt Security will generally be ordinary income to the extent of the discount accrued through the date of sale, exchange or retirement. In addition, a United States Holder that does not elect to include currently accrued discount in income may be required to defer deductions for a portion of the United States Holder's interest expense with respect to any indebtedness incurred or continued to purchase or carry such Debt Securities.

MARKET DISCOUNT

    If a United States Holder purchases a Debt Security (other than an Original Issue Discount Debt Security) for an amount that is less than its stated redemption price at maturity or, in the case of an Original Issue Discount Debt Security, its adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Debt Security as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Debt Security at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the Debt Security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Debt Security.

    Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Debt Security, unless the United States Holder elects to accrue on a constant interest method. A United States Holder of a Debt Security may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

ACQUISITION PREMIUM; AMORTIZABLE BOND PREMIUM

    A United States Holder that purchases a Debt Security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Debt Security after the purchase date other than payments of qualified stated interest will be considered to have purchased such Debt Security at an "acquisition premium." Under the acquisition premium rules, the amount of OID which such holder must include in its gross income with respect to such Debt Security for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

    A United States Holder that purchases a Debt Security for an amount in excess of the sum of all amounts payable on the Debt Security after the purchase date other than qualified stated interest will be considered to have purchased such Debt Security at a "premium" and will not be required to include any OID in income. A United States Holder generally may elect to amortize the premium over the remaining term of the Debt Security (or over a shorter period in certain instances) on a constant yield method. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Debt Security. Bond premium on a Debt Security held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Debt Security. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

    Final Treasury regulations issued on December 30, 1997 provide that, at a holder's election, premium may be amortized to offset interest income only as a United States Holder takes the qualified stated interest into account under the United States Holder's regular accounting method. In the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that (i) the holder will exercise or not exercise options in a manner that maximizes the holder's yield and (ii) the issuer will exercise or not exercise options in a manner that minimizes the holder's yield, except with respect to call options for which the issuer is assumed to exercise such call options in a manner that maximizes the holder's yield. To the extent the assumptions prove incorrect, adjustments may then be made to the holder's bond premium amortization. The final regulations are effective for debt instruments acquired on or after March 2, 1998. However, if a United States Holder elects to amortize bond premium for the taxable year containing March 2, 1998 or for any subsequent taxable year, the final Treasury regulations would apply to all the United States Holder's debt instruments held on or after the first day of that taxable year. Once made, the election cannot be revoked without the consent of the IRS.

SALE, EXCHANGE AND RETIREMENT OF DEBT SECURITIES

    A United States Holder's tax basis in a Debt Security will, in general, be the United States Holder's cost therefor, increased by OID, market discount or any discount with respect to a Short-Term Debt Security previously included in income by the United States Holder and reduced by any amortized premium and any cash payments on the Debt Security other than qualified stated interest. Upon the sale, exchange or retirement of a Debt Security, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the adjusted tax basis of the Debt Security. Except as described above with respect to certain Short-Term Debt Securities or with respect to market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Debt Security has been held for more than one year. Long-term capital gains of individuals are eligible for reduced rates of taxation, with additional rate reductions applicable to gains from capital assets held for more than 18 months. The deductibility of capital losses is subject to limitations. Prospective investors should consult their own tax advisors with respect to the treatment of capital gains and losses.

TAX CONSEQUENCES OF SATISFACTION AND DISCHARGE

    The Company may discharge its obligations under the Debt Securities as more fully described under "Description of Debt Securities--Satisfaction and Discharge" above. Such a discharge would generally for federal income tax purposes constitute the retirement of the Debt Securities and the issuance of new obligations with the result that Holders of the Debt Securities would realize gain or loss (if any) on such exchange, which would be recognized depending upon, for example, whether the exchange qualified as a tax-free recapitalization for federal income tax purposes or whether the wash sale loss disallowance rules applied. Any such gain would generally not be taxable to Non-United States Holders under the circumstances outlined below. Furthermore, following discharge, the Debt Securities might be subject to withholding, backup withholding and/or information reporting and might be issued with OID. Similar results might occur if the Company defeases certain obligations as described under "Description of Debt Securities--Defeasance of Certain Obligations".

EXTENDIBLE DEBT SECURITIES, RENEWABLE DEBT SECURITIES AND RESET DEBT SECURITIES

    If so specified in an applicable Prospectus Supplement relating to a Debt Security, the Company may have the option to extend the maturity of a Debt Security (an "Extendible Debt Security" or a "Renewable Debt Security"). In addition, the Company may have the option to reset the interest rate, the Spread or the Spread Multiplier (a "Reset Debt Security"). The treatment of a United States Holder of Debt Securities with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such Debt Securities by the Company pursuant to the exercise of such option (the "Revised Terms"). Such United States Holder may be treated for federal income tax purposes as having exchanged such Debt Securities (the "Old Debt Securities") for new Debt Securities with Revised Terms (the "New Debt Securities"). If the exercise of the option by the Company is not treated as an exchange of Old Debt Securities for New Debt Securities, no gain or loss will be recognized by a United States Holder as a result thereof. If the exercise of the option is treated as a taxable exchange of Old Debt Securities for New Debt Securities, a United States Holder would recognize gain or loss equal to the difference between the issue price of the New Debt Securities and the United States Holder's tax basis in the Old Debt Securities.

    The presence of such options may also affect the calculation of OID, among other things. The OID Regulations provide that, solely for purposes of the accrual of OID, an issuer of a debt instrument having an option or combination of options to extend the term of the debt instrument will be presumed to exercise such option or options in a manner that minimizes the yield on the debt instrument. Conversely, if a holder is treated as having a put option, such an option will be presumed to be exercised in a manner that maximizes the yield on the debt instrument. If the exercise of such option or options to extend the term of the debt instrument actually occurs or the option to put does not occur, contrary to the presumption made under the OID Regulations (a "change in circumstances"), then, solely for purposes of the accrual of OID, the debt instrument is treated as reissued on the date of the change in circumstances for an amount equal to its adjusted issue price on the date. Persons considering the purchase of Extendible Debt Securities, Renewable Debt Securities or Reset Debt Securities should carefully examine the applicable Prospectus Supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such Debt Securities.

FOREIGN CURRENCY DEBT SECURITIES

    The following is a summary of the principal United States federal income tax consequences to a United States Holder of the ownership of a Debt Security denominated in a Specified Currency other than the U.S. dollar (a "Foreign Currency Debt Security"). If interest payments are made in a Foreign Currency to a United States Holder that is not required to accrue such interest prior to its receipt, such holder will be required to include in income the U.S. dollar value of the amount received (determined by translating the Foreign Currency received at the "spot rate" for such Foreign Currency on the date such payment is received), regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss is recognized with respect to the receipt of such payment.

    A United States Holder that is required to accrue interest on a Foreign Currency Debt Security prior to the receipt of such interest will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. The average rate of exchange for an interest accrual period is the simple average of the exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied by the holder). An accrual basis holder may elect to translate interest income at the spot rate on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the holder's taxable year) or on the date the interest payment is received if such date is within five days of the end of the accrual period. Upon receipt of an interest payment on such Debt Security, such United States Holder will recognize ordinary income or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the "spot rate" for such Foreign Currency on the date received) and the U.S. dollar value of the interest income that such United States Holder has previously included in income with respect to such payment.

    OID on a Debt Security that is also a Foreign Currency Debt Security will be determined for any accrual period in the applicable Foreign Currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, as described above. Likewise, a United States Holder will recognize exchange gain or loss when the OID is paid to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the spot rate for such Foreign Currency on the date of payment). For this purpose, all receipts on a Debt Security will be viewed first as the receipt of any stated interest payments called for under the terms of the Debt Security, second as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and thereafter as the receipt of principal.

    The amount of market discount on Foreign Currency Debt Securities includible in income will generally be determined by translating the market discount determined in the Foreign Currency into U.S. dollars at the spot rate on the date the Foreign Currency Debt Security is retired or otherwise disposed of. If the United States Holder has elected to accrue market discount currently, then the amount which accrues is determined in the Foreign Currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A United States Holder will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

    Bond premium on a Foreign Currency Debt Security will be computed in the applicable Foreign Currency. With respect to a United States Holder that elects to amortize the premium, the amortizable bond premium will reduce interest income in the applicable Foreign Currency. At the time bond premium is amortized, exchange gain or loss (which is generally ordinary income or loss) will be realized based on the difference between spot rates at such time and at the time of acquisition of the Foreign Currency Debt Security. A United States Holder that does not elect to amortize bond premium will translate the bond premium, computed in the applicable Foreign Currency, into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

    A United States Holder's tax basis in a Foreign Currency Debt Security will be the U.S. dollar value of the Foreign Currency amount paid for such Foreign Currency Debt Security determined at the time of such purchase. A United States Holder that purchases a Debt Security with previously owned Foreign Currency will recognize exchange gain or loss at the time of purchase attributable to the difference at the time of purchase, if any, between his tax basis in such Foreign Currency and the fair market value of the Debt Security in U.S. dollars on the date of purchase. Such gain or loss will be ordinary income or loss.

    For purposes of determining the amount of any gain or loss recognized by a United States Holder on the sale, exchange, retirement or other disposition of a Foreign Currency Debt Security, the amount realized upon such sale, exchange, retirement or other disposition will be the U.S. dollar value of the amount realized in Foreign Currency (other than amounts attributable to accrued but unpaid interest not previously included in the holder's income), determined at the time of the sale, exchange, retirement or other disposition.

    A United States Holder will recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and the time of disposition (including the sale, exchange, retirement or other disposition) of a Foreign Currency Debt Security. Such gain or loss will be treated as ordinary income or loss. The realization of such gain or loss will be limited to the amount of overall gain or loss realized on the disposition of a Foreign Currency Debt Security. Under proposed Treasury Regulations issued on March 17, 1992, if a Foreign Currency Debt Security is denominated in one of certain hyperinflationary currencies, generally (i) exchange gain or loss would be realized with respect to movements in the exchange rate between the beginning and end of each taxable year (or such shorter period) that such Debt Security was held and (ii) such exchange gain or loss would be treated as an addition or offset, respectively, to the accrued interest income on (and an adjustment to the holder's tax basis in) the Foreign Currency Debt Security.

    A United States Holder's tax basis in Foreign Currency received as interest on (or OID with respect to), or received on the sale, exchange, retirement or other disposition of, a Foreign Currency Debt Security will be the U.S. dollar value thereof at the spot rate at the time the holder received such Foreign Currency. Any gain or loss recognized by a United States Holder on a sale, exchange, retirement or other disposition of Foreign Currency will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in Treasury Regulations or administrative pronouncements of the IRS.

DUAL CURRENCY DEBT SECURITIES

    If so specified in an applicable Prospectus Supplement relating to a Foreign Currency Debt Security, the Company may have the option to make all payments of principal and interest scheduled after the exercise of such option in a currency (the "Optional Payment Currency") other than the Specified Currency. The United States federal income tax treatment of Dual Currency Debt Securities is uncertain. Treasury Regulations currently in effect do not address the tax treatment of Dual Currency Debt Securities. Under the approach of proposed Treasury Regulations issued on March 17, 1992, a Dual Currency Debt Security would be bifurcated into two hypothetical instruments: (i) a zero coupon bond denominated in the currency of the stated redemption price at maturity, and (ii) an installment obligation denominated in the currency of the qualified stated interest payments. The proposed regulations are effective only for Debt Securities issued or transactions occurring after final regulations are published. Persons considering the purchase of Dual Currency Debt Securities should carefully examine the applicable Prospectus Supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such Debt Securities.

    A United States Holder of a Dual Currency Debt Security with respect to which the Company's option has been exercised may be considered to have exchanged a Debt Security denominated in the Specified Currency for a Debt Security denominated in the Optional Payment Currency. If the exercise of the option by the Company is not treated as a deemed exchange, a United States Holder of a Dual Currency Debt Security will not recognize gain or loss and the Holder's basis in the Debt Security will be unchanged. If the exercise of the option is treated as a taxable exchange, a United States Holder will recognize gain or loss, if any, equal to the difference between the holder's basis in the Debt Security denominated in the Specified Currency and the value of the Debt Security denominated in the Optional Payment Currency.

CONTINGENT PAYMENT DEBT SECURITIES

    The OID Regulations contain special rules for determining the timing and amount of OID to be accrued with respect to certain Debt Securities providing for one or more contingent payments ("Contingent Payment Debt Security"). Under these rules, United States Holders will accrue OID each year based on the "comparable yield" of the Debt Securities. The comparable yield of the Debt Securities will generally be the rate at which the Company would issue a fixed rate debt instrument with terms and conditions similar to the Debt Securities. The Company is required to provide the comparable yield to the United States Holders and, solely for tax purposes, is also required to provide a projected payment schedule that includes the actual interest payments on the Debt Securities and estimates the amount and timing of contingent payments on the Debt Securities. Notice will be given in the applicable Prospectus Supplement when the Company determines that a particular Debt Security will be treated as a Contingent Payment Debt Security.

    The amount of OID on a Contingent Payment Debt Security for each accrual period will be determined by multiplying the comparable yield of the Contingent Payment Debt Security (adjusted for the length of the accrual period) by the Debt Security's adjusted issue price at the beginning of the accrual period (determined in accordance with the rules set forth in the OID Regulations relating to contingent payment debt instruments). The amount of OID so determined will then be allocated on a ratable basis to each day in the accrual period that the United States Holder holds the Contingent Payment Debt Security.

    If the actual payments made on the Contingent Payment Debt Securities in a taxable year differ from the projected contingent payments, the OID Regulations require that adjustments be made for such differences. A positive adjustment (i.e., the amount by which an actual payment exceeds a projected contingent payment) will be treated as additional interest. A negative adjustment will first reduce the amount of interest required to be accrued in the current year. Any negative adjustments that exceed the amount of interest accrued in the current year will be treated as ordinary loss to the extent that the United States Holder's total interest inclusions on the Contingent Payment Debt Security exceed the total amount of the United States Holder's net negative adjustments treated as ordinary loss on the Contingent Payment Debt Security in prior taxable years. Any excess negative adjustments will be carried forward to offset future income or amount realized on disposition of the Contingent Payment Debt Securities.

    Gain on the sale, exchange, or retirement of a Contingent Payment Debt Security generally will be treated as ordinary income. Loss from the disposition of a Contingent Payment Debt Security will be treated as ordinary loss to the extent of the United States Holder's prior net interest inclusions (reduced by the total net negative adjustments previously allowed to the United States Holder as ordinary loss). Any loss in excess of such amount will be treated as capital loss.

    A United States Holder is generally bound by the comparable yield and projected payment schedule provided by the Company. However, if a United States Holder believes that the Company's projected payment schedule is unreasonable, a United States Holder may set its own projected payment schedule so long as such United States Holder explicitly discloses the use of such schedule and the reason therefor. Unless otherwise prescribed by the Commissioner of the IRS, such disclosure must be made in a statement attached to the United States Holder's timely filed federal income tax return for the taxable year in which the Debt Security is acquired.

    For special treatment of Foreign Currency Debt Securities or Dual Currency Debt Securities that are also Contingent Payment Debt Securities see the applicable Prospectus Supplement.

    The rules regarding Contingent Payment Debt Securities are complex. Investors considering the purchase of Debt Securities providing for one or more contingent payments should carefully examine the applicable Prospectus Supplement and consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such Debt Securities.

NON-UNITED STATES HOLDERS

    Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

        (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any Paying Agent of principal, premium, if any, or interest (which for purposes of this discussion includes
    OID) on a Debt Security owned by a Non-United States Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a Debt Security is described in section 881(c)(3)(A) of the Code, (iv) in the case of a Registered Security, the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder and (v) such interest is not considered contingent interest under Section 871(h)(4) of the Code and the regulations thereunder;

        (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or retirement of a Debt Security; and

        (c) a Debt Security beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the company entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Debt Security would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

    To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Debt Security, or a financial institution holding the Debt Security on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a U.S. person, citizen or resident. Currently, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. person, citizen or resident (which certification may be made on an Internal Revenue Service Form W-8 (or successor form)) or (2) a financial institution holding the Debt Security on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under Treasury regulations (the "Final Regulations") finalized in 1997, the statement requirement referred to in
(a)(iv) above may be satisfied with other documentary evidence for interest paid after December 31, 1999 with respect to an offshore account or through certain foreign intermediaries.

    If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, as might be the case with a Contingent Payment Debt Security, payments of premium, if any, and interest (including OID) made to such Non-United States Holder will be subject to a 30% withholding tax unless the beneficial owner of the Debt Security provides the Company or its paying agent, as the case may be, with a properly executed (1) Internal Revenue Service Form 1001 (or successor form) claiming an exemption or reduced rate from withholding under the benefit of a tax treaty or (2) Internal Revenue Service Form 4224 (or successor form) stating that interest paid on the
Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Under the Final Regulations, Non-United States Holders will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

    If a Non-United States Holder is engaged in a trade or business in the United States and premium, if any, or interest (including OID) on the Debt Security is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such premium, if any, and interest (including OID) on a net income basis in the same manner as if it were a United States Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest (including OID) on a Debt Security will be included in such foreign corporation's earnings and profits.

    Any gain or income realized upon the sale, exchange or retirement of a Debt Security will generally not be subject to United States federal income tax if
(i) such gain or income is not effectively connected with a trade or business in the United States of the Non-United States Holder, and (ii) in the case of a Non-United States Holder who is an individual, such individual is not present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are not met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on Debt Securities and to the proceeds of sale of a Debt Security made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

    No information reporting on IRS Form 1099 or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-United States Holders (1) if those payments are made outside of the United States on Bearer Securities or (2) on Registered Securities with respect to which a statement described in (a)(iv) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person. However, interest (including OID) paid to a Non-United States Holder on a Registered Security will be required to be reported annually on IRS Form 1042-S.

    In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium on a Debt Security are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Debt Security, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a Debt Security to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, after December 31, 1999, if such nominee, custodian, agent or broker is a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

    Payments of principal, interest, OID and premium on a Debt Security paid to the beneficial owner of a Debt Security by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Debt Security, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (a)(iv) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

PREFERRED STOCK AND DEPOSITARY SHARES

    Persons considering the purchase of Offered Preferred Stock or Depositary Shares should carefully examine the applicable Prospectus Supplement regarding the United States federal income tax consequences of the holding and disposition of such Offered Preferred Stock and Depositary Shares.

                              CAPITAL REQUIREMENTS

    As a registered broker-dealer, Lehman Brothers is subject to the SEC's net capital rule (Rule 15c3-1, the "Net Capital Rule"), promulgated under the Exchange Act. The Exchange monitors the application of the Net Capital Rule by Lehman Brothers. Lehman Brothers computes net capital under the alternative method of the Net Capital Rule which requires the maintenance of minimum net capital, as defined. A broker-dealer may be required to reduce its business if its net capital is less than 4% of aggregate debit balances and may also be prohibited from expanding its business or paying cash dividends if resulting net capital would be less than 5% of aggregate debit balances. In addition, the Net Capital Rule does not allow withdrawal of subordinated capital if net capital would be less than 5% of such debit balances.

    The Net Capital Rule also limits the ability of broker-dealers to transfer large amounts of capital to parent companies and other affiliates. Under the Net Capital Rule equity capital cannot be withdrawn from a broker-dealer without the prior approval of the SEC when net capital after the withdrawal would be less than 25% of its securities positions haircuts (which are deductions from capital of certain specified percentages of the market value of securities to reflect the possibility of a market decline prior to disposition). In addition, the Net Capital Rule requires broker-dealers to notify the SEC and the appropriate self-regulatory organization two business days before a withdrawal of excess net capital if the withdrawal would exceed the greater of $500,000 or 30% of the broker-dealer's excess net capital, and two business days after a withdrawal that exceeds the greater of $500,000 or 20% of excess net capital. Finally, the Net Capital Rule authorizes the SEC to order a freeze on the transfer of capital if a broker-dealer plans a withdrawal of more than 30% of its excess net capital and the SEC believes that such a withdrawal would be detrimental to the financial integrity of the firm or would jeopardize the broker-dealer's ability to pay its customers.

    Compliance with the Net Capital Rule could limit those operations of Lehman Brothers that require the intensive use of capital, such as underwriting and trading activities and the financing of customer account balances, and also could restrict Holdings' ability to withdraw capital from Lehman Brothers which in turn could limit Holdings' ability to pay dividends, repay debt and redeem or purchase shares of its outstanding capital stock. The Company is subject to other domestic and international regulatory requirements with which it is required to comply.

                              PLAN OF DISTRIBUTION

    Holdings may sell any series of Debt Securities, Offered Preferred Stock or Depositary Shares and any LBH Trust may sell Preferred Securities in any one or more of the following ways: (i) through, or through underwriting syndicates managed by, Lehman Brothers alone or with one or more other underwriters; (ii) through one or more dealers or agents (which may include Lehman Brothers); or
(iii) directly to one or more purchasers. The specific managing underwriter or underwriters or agent or agents with respect to the offer and sale of Securities are set forth on the cover of the Prospectus Supplement relating to such Securities and the members of the underwriting syndicate, if any, are named in such Prospectus Supplement. Only the underwriters or agents so named in such Prospectus Supplement are underwriters or agents, respectively, in connection with such Securities. The applicable Prospectus Supplement also describes the discounts and commissions to be allowed or paid to the underwriters or agents, all other items constituting underwriting or agency compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which such Securities will be listed. Securities acquired by any underwriter will be acquired for its own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Securities if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. To the extent, if any, that Securities to be purchased by Lehman Brothers, as underwriter, are not resold by it or are not resold at the public offering price set forth in an applicable Prospectus Supplement, the funds derived from such offering by the Company on a consolidated basis may be reduced.

    If so indicated in an applicable Prospectus Supplement, Holdings will authorize the underwriters named therein to solicit offers by certain institutional investors to purchase Debt Securities providing for payment and delivery on a future date specified in such Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Debt Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, educational charitable institutions and such other institutions as may be approved by Holdings. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (i) the purchase by an institution of the particular Debt Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) Holdings shall have sold to such underwriters the total principal amount of such Debt Securities less the principal amount thereof covered by such arrangements. Underwriters named therein will not have any responsibility in respect of the validity of such arrangements or the performance of Holdings or such institutional investors thereunder.

    Each distributor of Bearer Securities will agree that it will not offer or sell during the restricted period, directly or indirectly, Bearer Securities in the United States or to United States persons (other than as discussed under "Limitations on Issuance of Bearer Securities") and in connection with the sale of Bearer Securities during the restricted period, will not deliver definitive Bearer Securities within the United States. See "Limitations on Issuance of Bearer Securities."

    Securities may also be offered and sold, if so indicated in an applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Holdings. Any remarketing firm will be identified and the terms of its agreement, if any, with Holdings and its compensation will be described in such Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed thereby.

    Each underwriter, agent or remarketing firm will represent and agree that
(i) it has not offered or sold and, prior to the expiration of six months from the issue date thereof, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (ii) it complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Securities if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 or is a person to whom such document may otherwise lawfully be issued or passed on.

    This Prospectus together with an applicable Prospectus Supplement may also be used by Lehman Brothers in connection with offers and sales of Securities related to market making transactions, by and through Lehman Brothers, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Lehman Brothers may act as principal or agent in such transactions.

    The underwriting and agency arrangements for any offering of the Securities will comply with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") regarding an NASD member firm's participating in distributing its affiliate's securities.

                                 ERISA MATTERS

    Each of Holdings and Lehman Brothers may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Code, with respect to certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code. ANY EMPLOYEE BENEFIT PLAN PROPOSING TO INVEST IN THE DEBT SECURITIES OR THE PREFERRED SECURITIES SHOULD CONSULT WITH ITS LEGAL COUNSEL.

                                 LEGAL OPINIONS

    Unless otherwise indicated in an applicable Prospectus Supplement, the validity of the Debt Securities, Preferred Stock, Depositary Shares and Guarantees offered hereby will be passed upon for Holdings by Karen M. Muller, Esq., Deputy General Counsel of Holdings, for the LBH Trusts by Richards, Layton & Finger, One Rodney Square, Wilmington, Delaware 19899, and for the underwriters or agents by Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017. Simpson Thacher & Bartlett acts as counsel in various matters for Holdings, Lehman Brothers and certain of their subsidiaries.

                            INDEPENDENT ACCOUNTANTS

    The consolidated financial statements and financial statement schedule of the Company for each of the three years in the period ended November 30, 1997 appearing in the Company's Annual Report on Form 10-K for the year ended November 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

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    You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with any other information.

    This prospectus supplement and the accompanying prospectus may be delivered to you after the date of this prospectus supplement. However, you should realize that the affairs of Holdings or the trust may have changed since the date of this prospectus supplement. This prospectus supplement will not reflect such changes.

    You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the preferred securities in any jurisdiction in which such an offer or solicitation is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the preferred securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

                           --------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                    PAGE
                                                    -----
Summary Information............................         S-2
Risk Factors...................................         S-5
Lehman Brothers Holdings Capital Trust I.......         S-8
Use of Proceeds................................         S-8
Accounting Treatment...........................         S-9
Description of Securities......................         S-9
Certain Terms of the Preferred Securities......         S-9
Certain Terms of the Junior Subordinated
  Debentures...................................        S-14
Relationship Among the Preferred Securities,
  the Junior Subordinated Debentures and the
  Guarantee....................................        S-17
Certain United States Federal Income Tax
  Consequences.................................        S-18
Book-Entry Issuance............................        S-23
ERISA Considerations...........................        S-25
Underwriting...................................        S-28
                         PROSPECTUS
Available Information..........................           2
Documents Incorporated by Reference............           3
The Company....................................           4
The LBH Trusts.................................           4
Use of Proceeds................................           5
Ratio of Earnings to Fixed Charges.............           6
Ratio of Earnings to Combined Fixed Charges and
  Preferred Stock Dividends....................           6
Description of Debt Securities.................           7
Description of Preferred Securities............          19
Description of Guarantees......................          21
Description of Offered Preferred Stock.........          25
Limitations on Issuance of Bearer Securities...          31
United States Taxation.........................          33
Capital Requirements...........................          43
Plan of Distribution...........................          44
ERISA Matters..................................          45
Legal Opinions.................................          45
Independent Accountants........................          45

                         6,000,000 PREFERRED SECURITIES

                            LEHMAN BROTHERS HOLDINGS
                                CAPITAL TRUST I

                         % PREFERRED SECURITIES, SERIES I
                            (LIQUIDATION AMOUNT $25
                            PER PREFERRED SECURITY)
    FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT SET FORTH HEREIN, BY

                         LEHMAN BROTHERS HOLDINGS INC.

                                 --------------

                             PROSPECTUS SUPPLEMENT

                               ------------------

                                LEHMAN BROTHERS

                            BEAR, STEARNS & CO. INC.

                           A.G. EDWARDS & SONS, INC.

                            PAINEWEBBER INCORPORATED

                       PRUDENTIAL SECURITIES INCORPORATED

                              SALOMON SMITH BARNEY

                                JANUARY   , 1999

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